UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMARIN CORPORATION PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter from Chairman of the Board of Directors

The information contained in this letter shall not be deemed to be (1) "soliciting materials", (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act"), or (4) subject to the liabilities of Section 18 of the Exchange Act. This letter shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Dear Fellow Shareholders,

Last year, the first for myself and the new Board, was one of significant and necessary change at Amarin.

Much needed to be done and much was done: we restructured and enhanced the management team, redesigned our operations and approach in Europe, improved our financial discipline, streamlined the U.S. business to maximize cash flows and progressed our Rest of World (RoW) rollout.

We believe Amarin today is in a much stronger position than it was only one year ago. With the Board's increasing confidence in the business and the significant unrealized value of VASCEPA®/VAZKEPA® in Amarin's stock price, we announced in January a share repurchase plan of up to $50 million.

The Board knows there is more work to be done to deliver shareholder value. We know from experience that turnarounds take time and we believe we are on the right path. We remain committed and focused.

We believe the changes in 2023 and the great science inherent in VASCEPA have established a strong foundation. Our focus for 2024 includes the following:

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In the U.S., we will focus on extending IPE market leadership and remain ready to launch an authorized generic if required.
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In Europe, with redesigned operations, we are seeing early and encouraging signs of growth in the UK and in recently launched Spain. We will focus on accelerating revenues in key markets and others in 2024. In addition, with a new approach, plans are in place for pricing and reimbursement submissions in Italy, France and Germany.
•
In the RoW, we will focus on supporting our partners in their commercialization of VASCEPA/VAZKEPA and their advancement of market access in countries where VASCEPA/VAZKEPA is not yet approved.

Thank you for your continued support of Amarin and its important mission.

Sincerely,

Odysseas Kostas, M.D.

Chairman of the Board of Directors

Iconic Offices, The Greenway, Block C Ardilaun Court

112-114 St Stephens Green, Dublin 2, Ireland

(Registered in England & Wales under Company No. 2353920)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Amarin Corporation plc, a public limited company registered in England and Wales (the “Company”), will be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, on April [●], 2024 at [9:00 a.m.] local time for the purpose of considering and, if thought fit, passing the following resolutions, of which Resolutions 1 to 6 and 8 will be proposed as ordinary resolutions, and Resolution 7 and 9 will be proposed as special resolutions:

1. To re-elect Mr. Patrick Holt as a director;

2. To re-elect Mr. Louis Sterling III as a director;

3. To re-elect Ms. Patrice Bonfiglio as a director;

4. To hold an advisory (non-binding) vote to approve the compensation of the Company’s “named executive officers” as described in full in the “Executive Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure on pages [●] to [●] of the accompanying Proxy Statement;

5. To appoint Ernst & Young LLP as auditors of the Company to hold office until the conclusion of the next general meeting at which annual accounts are laid before the Company and to authorize the Audit Committee of the Board of Directors of the Company to agree the auditors’ remuneration as described in full on pages [●] to [●] of the accompanying Proxy Statement;

6. To adopt and approve the proposed amendment to the Company’s 2020 Stock Incentive Plan as described on pages [●] to [●] of the accompanying Proxy Statement;

7. To authorize and approve that, subject to the confirmation of the High Court of Justice in England and Wales, the amount standing to the credit of the share premium account of the Company as at the date of the court hearing be cancelled (the "Reduction of Capital");

8. To authorize and approve that in accordance with section 694 of the Companies Act 2006, the terms of the share repurchase agreement dated 9 January 2024 and made between the Company and Cantor Fitzgerald & Co. (the "Repurchase Agreement"), a copy of which was produced to the meeting and initialed by the Chairman for the purposes for identification, be and is hereby approved and, subject to the passing of Resolution 7 and receiving the confirmation of the High Court of Justice in England and Wales to the Reduction of Capital, the Company be and is hereby authorized to make off-market purchases (as defined in section 693(2) of the Companies Act 2006) of its ordinary shares of 50 pence each in the capital of the Company ("Ordinary Shares") at such times and at such prices and in such numbers and otherwise on the term and conditions set out in the Repurchase Agreement and to do all such things as it may deem necessary to carry the same into effect. The authority conferred by this resolution shall expire on the fifth anniversary of the date on which this resolution is passed (except in relation to the purchase of any Ordinary Shares effected or made before the expiry of such authority which will or may be executed wholly or partly after such expiry); and

9. To authorize and approve that, with effect from the conclusion of the Annual General Meeting, the amended and restated articles of association of the Company (the "New Articles") reflecting the proposed amendments to the existing articles of association of the Company described on page [●] of the accompanying Proxy Statement, produced to the meeting and signed by the Chairman for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company. If the proposed New Articles are adopted and approved by the shareholders of the Company, the classified structure of the Board of Directors of the Company will be eliminated with effect from the conclusion of the Annual General Meeting and all directors of the Company will be required to retire and seek re-election on an annual basis at each future annual general meeting of the Company. The Board considered the pros and cons of a declassified board, including, director accountability, shareholder oversight, corporate stability, and long-term planning, and determined that a declassified board is in the best interests of the Company and its shareholders as a whole.

Additional Business

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board of Directors (the "Board") of the Company lay before the Annual General Meeting the Company’s statutory accounts, which are those accounts included in the Company’s Annual Report for the year ended December 31, 2023 as prepared in conformity with U.S. Generally Accepted Accounting Principles (the “Annual Report”) and the accounts for the financial year ended December 31, 2023 prepared in accordance with International Financial Reporting Standards. The Company does not expect that other items of business will be considered at the Annual General Meeting.

Only shareholders who held shares at the close of business on the record date, [●], 2024, may vote at the Annual General Meeting, including any adjournment or postponement thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual General Meeting. After careful consideration, the Board has unanimously approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in the Proxy Statement.

The Company’s principal executive offices are located at Iconic Offices, The Greenway, Block C Ardilaun Court, 112-114 St. Stephen’s Green, Dublin 2, Ireland. The registered office of the Company is One New Change, London EC4M 9AF, England. A copy of the Company’s Annual Report accompanies this Notice and the enclosed Proxy Statement. As a public limited company organized under the laws of England and Wales and pursuant to the Company’s Articles of Association, the presence, in person or by proxy, of at least two shareholders entitled to vote at the Annual General Meeting constitutes a quorum for the transaction of business at the Annual General Meeting. Consistent with the marketplace rules of the Nasdaq Stock Market, the Company will seek to ensure that the shareholders present at the meeting in person or by proxy represent at least one-third of its outstanding shares of voting stock.

Important Notice of Internet Availability. The accompanying Proxy Statement, Form of Proxy and Annual Report will also be available to the public at https://investor.amarincorp.com.

Sincerely,

Patrick Holt

President and Chief Executive Officer

[●], 2024

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE REPRESENTED BY AMERICAN DEPOSITARY SHARES AND HELD ON DEPOSIT BY CITIBANK, N.A., AS DEPOSITARY, OR IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO HAVE YOUR VOTES CAST AT THE MEETING, YOU MUST OBTAIN, COMPLETE AND TIMELY RETURN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY IN ACCORDANCE WITH ANY INSTRUCTIONS PROVIDED THEREWITH.

AMARIN CORPORATION PLC

PROXY STATEMENT FOR

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

i

ii

PROXY STATEMENT FOR

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL [●], 2024

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amarin Corporation plc, a public limited company registered in England & Wales (“Amarin”, the “Company”, “we” or “us”) for use at the Company’s 2024 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on April [●], 2024 at [9:00 a.m.] local time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement is being sent to shareholders on or about [●], 2024.

Please vote on the resolutions specified in the Notice of Annual General Meeting by appointing a proxy. A form of proxy for use by holders of Ordinary Shares at the Annual General Meeting is enclosed.

For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority)) at the offices of the Company’s registrars, Equiniti Limited of Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England (the “Registrars”), so as to be received by [●] local time on April [●], 2024. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted FOR the nominees described in this Proxy Statement and FOR each other proposal described in the Proxy Statement, and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to Citibank, N.A. as the depositary (the “Depositary”) for our American Depositary Shares (“ADSs”), brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. We have engaged D.F. King & Co. to assist us in the distribution and solicitation of proxies for a fee of [$25,000] plus expenses. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, facsimile, or personal solicitation.

If you plan to attend the Annual General Meeting in person, please notify the Company in advance by email to annual.general.meeting@amarincorp.com to assist the Company with planning and implementing arrangements for the Annual General Meeting.

Shares Outstanding and Voting Rights

Amarin is registered in England & Wales and therefore subject to the United Kingdom Companies Act 2006 (the “Companies Act”), which, together with the Articles of Association of the Company (the “Articles”), governs the processes for shareholder voting at Annual General Meetings. There are a number of differences between English and U.S. law in relation to voting. At the Annual General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded (either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared or on the withdrawal of any other demand for a poll) by (a) the Chairman of the meeting, (b) at least two shareholders entitled to vote at the meeting, (c) a shareholder or shareholders representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting (excluding any voting rights attached to shares that are held as treasury shares) or (d) a shareholder or shareholders holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting that are held as treasury shares).

Only holders of record of our ordinary shares with a par value of £0.50 each (“Ordinary Shares”) at the close of business on [●], 2024 (the “Record Date”), are entitled to notice of, and to attend and to vote at, the Annual General

Meeting. On the Record Date, approximately [●] Ordinary Shares were issued and [●] were outstanding, of which approximately [●] were held in the name of the Depositary, which issues Company-sponsored American Depositary Receipts evidencing ADSs which, in turn, each represent one Ordinary Share. With respect to all matters to be voted on at the Annual General Meeting, each shareholder present has only one vote unless demand is made for a vote on a poll (in which case each shareholder gets one vote per Ordinary Share held). The presence, in person or by proxy, of at least two shareholders who hold shares as of the Record Date will constitute a quorum for the transaction of business at the Annual General Meeting. Consistent with the marketplace rules of the Nasdaq Stock Market, we will seek to ensure that the shareholders present at the meeting in person or by proxy represent at least one-third of our outstanding shares of voting stock. At any adjournment of the Annual General Meeting, if a quorum is not present within 15 minutes from the time appointed for such meeting, one person entitled to be counted in a quorum present at the adjournment shall be a quorum.

Persons who hold Ordinary Shares directly on the Record Date (“record holders”) must return a proxy card in order to vote on the proposals.

Persons who hold ADSs through a bank, broker or nominee on the Record Date will receive documentation and instructions for voting such ADSs at the Annual General Meeting, including the ADS proxy card, through such organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

ADS holders are not entitled to vote directly at the Annual General Meeting, but an Amended and Restated Deposit Agreement, dated as of November 4, 2011 (the “Deposit Agreement”), exists between the Depositary and the holders of ADSs pursuant to which registered holders of ADSs as of the Record Date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person (if permitted) or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of the Depositary, in accordance with the instructions of the ADS holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary Shares represented are to be voted with respect to any proposal (i.e., by marking a vote “FOR”, “AGAINST” or any other option), the Depositary will vote FOR such proposal which is described in the Notice of Annual General Meeting. Instructions from the ADS holders must be sent to the Depositary so that the instructions are received by no later than [10:00 a.m.] New York time on [●], 2024 (the “Instruction Date”).

Persons who own Ordinary Shares indirectly on the Record Date through a brokerage firm, bank or other financial institution, including persons who own Ordinary Shares in the form of ADSs through the Depositary (“beneficial owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Under U.S. national securities exchange rules, if the beneficial owner does not provide voting instructions, your brokerage firm, bank or other financial institution is only allowed to vote your shares on routine matters, and cannot vote your shares on any non-routine matter. A “broker non-vote” occurs when a brokerage firm, bank or other financial institution holding the shares for a beneficial owner has discretionary voting power to vote on one proposal at a meeting, does not have discretionary voting power to vote on another proposal or chooses not to exercise such power where applicable, and has not received instructions from the beneficial owner as to how to vote such shares. The appointment of our independent registered public accounting firm (Proposal 5) is the only routine matter being presented at the Annual General Meeting. For non-routine matters, brokers, or other nominees, do not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner. We encourage you to provide voting instructions to your brokerage firm, bank or other financial institution by giving your proxy to them as promptly as possible to ensure that your shares will be voted at the Annual General Meeting according to your instructions. You should receive directions from your brokerage firm, bank or other financial institution about how to submit your proxy to them at the time you receive this Proxy Statement.

The Company has retained the Registrars to hold and maintain its register of members. The Registrars will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposals expected to be acted upon at the Annual General Meeting is described below:

Ordinary Resolutions

Proposals No. 1, 2, and 3-Election of directors. Each director nominated for election is elected if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 4-Advisory (non-binding) vote to approve the compensation of the Company’s named executive officers. This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 5-Approval of independent registered public accounting firm. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions will have no effect on the vote outcome. Because brokers and other nominees can exercise their discretionary authority on this matter, there will not be any broker non-votes for this proposal.

Proposal No. 6-Approval of an amendment to the Company’s 2020 Stock Incentive Plan. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 8-Approval of off-market purchases of shares. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Special Resolutions

Proposal No. 7-Approval of court-approved reduction of capital. Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of shares present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 9-Adoption of new Articles of Association to de-stagger the Board. Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of share present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

To ensure your vote is counted on the proposed resolutions, shareholders are strongly encouraged to appoint the Chairman of the meeting as your proxy through the process described in this Proxy Statement. Voting in advance of the meeting will ensure that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the Annual General Meeting. Any record holder of our Ordinary Shares may attend the Annual General Meeting in person and may revoke the enclosed form of proxy at any time by:

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executing and delivering to the corporate secretary a later-dated proxy; or
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voting in person at the Annual General Meeting.

Beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Generally, however, beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions may do so up until [10:00 a.m.] New York time on the Instruction Date. Beneficial owners who wish to attend the Annual General Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding Ordinary Shares of Amarin on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot vote in person at the Annual General Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the Annual General Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our Ordinary Shares.

PROPOSALS NOS. 1, 2, AND 3

ELECTION OF DIRECTORS

The Articles provide that, at every annual general meeting, at least one-third of the directors at the time shall retire from office (or, if the number of directors at the time is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office). The directors elected at the Annual General Meeting will hold office until their successors are elected and qualified, unless they resign or their seats become vacant due to removal or other cause in accordance with the Articles. If the proposed New Articles are adopted and approved by the shareholders of the Company, the classified structure of the Board will be eliminated with effect from the conclusion of the Annual General Meeting and all directors of the Company will be required to retire and seek re-election on an annual basis at each future annual general meeting of the Company beginning at the Company's 2025 Annual General Meeting.

As described below, the Board has nominated Mr. Patrick Holt, Mr. Louis Sterling III, and Ms. Patrice Bonfiglio for re-election at the Annual General Meeting. Each of the nominees has indicated his or her willingness to serve if re-elected. Should any of the nominees become unavailable for election at the Annual General Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

Nomination of Directors

The Nominating and Corporate Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Nominating and Corporate Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, as set forth in our Nominating and Corporate Governance Committee Charter, it considers whether the nominee satisfies the following minimum criteria: has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; is highly accomplished in his or her field, with superior credentials and recognition; is well regarded in the community and has a long-term reputation for the highest ethical and moral standards; has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; has a demonstrated history of actively contributing at board meetings (to the extent that the nominee serves or has previously served on other boards). In addition to these minimum qualifications, the Nominating and Corporate Governance Committee recommends that the Board select persons for nomination to help ensure that: a majority of the Board shall be independent in accordance with in the listing standards of the Nasdaq Global Select Market (“Nasdaq”); each of the Company’s Audit, Remuneration and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors; and at least one member of the Audit Committee shall qualify as an audit committee financial expert as defined by Securities and Exchange Commission (“SEC”) rules. In addition, the Nominating and Corporate Governance Committee may consider whether the nominee has direct experience in the pharmaceutical, biotechnology or healthcare industries or in the markets in which the Company operates and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experience. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding Board diversity.

After reviewing the qualifications of potential Board candidates, the Nominating and Corporate Governance Committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Mr. Holt, Mr. Sterling, and Ms. Bonfiglio for re-election as directors.

The Nominating and Corporate Governance Committee considers shareholder nominees using the same criteria set forth above. Shareholders who wish to present a potential nominee to the Nominating and Corporate Governance Committee for consideration for election at a future annual general meeting of shareholders must provide the Nominating and Corporate Governance Committee with notice of the nomination and certain information regarding the candidate within the time periods set forth below under the caption “Shareholder Proposals.”

Nominees and Incumbent Directors

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, Mr. Holt, Mr. Sterling, and Ms. Bonfiglio to be re-elected as directors at the Annual General Meeting. The table below sets forth the following information for these nominees and the Company’s continuing directors: the year each was first elected as a director of the Company, their respective ages, and the positions currently held with the Company:

Nominee / Director Name and Year of First Election	Age	Position(s) with the Company
Nominees for Director:
Patrick Holt (2023)	51	President and Chief Executive Officer
Louis Sterling III (2023)	45	Director
Patrice Bonfiglio (2023)	40	Director

Directors Continuing in Office:
Paul Cohen, M.D. (2023)	49	Director
Mark DiPaolo (2023)	53	Director
Keith L. Horn (2023)	65	Director
Odysseas Kostas M.D. (2023)	49	Director
Oliver O'Connor (2023)	62	Director
Diane Sullivan (2023)	62	Director

Directors Nominated for Election

The following persons have been nominated by the Board to be elected as directors at the Annual General Meeting.

Mr. Patrick Holt joined Amarin as the President, Chief Executive Officer and a director in July 2023. Prior to Amarin, Mr. Holt served as president of Cordis, Cardinal Health’s global interventional cardiovascular business and as member of Cardinal Health Inc’s global operating committee. Prior to that, he served as president of Cardinal Health in Asia-Pacific. Prior to his time at Cardinal Health, he served in a variety of senior executive positions across biopharmaceuticals and vaccines at Allergan and Merck. Mr. Holt is an independent non-executive director and audit committee member of Hugel, Inc., a publicly listed biopharmaceutical company and global leader in medical aesthetics. Mr. Holt earned a bachelor’s degree in biochemistry and chemistry from Monash University, Australia and is a graduate of Harvard Business School. Based on Mr. Holt’s executive experience in the biopharmaceutical industry and his current role as our President and Chief Executive Officer, the Board believes Mr. Holt has the appropriate set of skills to serve as a member of our Board.

Mr. Louis Sterling III joined Amarin as a non-executive director in February 2023. Since January 2017, Mr. Sterling has been a private investor targeting small-cap public equities and select fast-growth private companies, particularly in the healthcare industry. Prior to 2017, Mr. Sterling worked in investment banking (corporate finance/M&A) at Goldman Sachs, middle-market private equity at Lincolnshire Management, and was a managing director at BondFactor. From December 2021 to April 2023, Mr. Sterling served as a director of BZAM Ltd. (formerly the Green Organic Dutchman Holdings Ltd.), a sustainable global cannabis company, and served as chair of the corporate governance & nominating committee and as a member of the compensation committee. Mr. Sterling received his J.D. from Harvard Law School, his M.B.A. from Harvard Business School, and his B.B.A. from Howard University. Mr. Sterling is well qualified to serve as a member of our Board due to his significant investments, operations, capital allocation, corporate finance, and mergers and acquisitions expertise.

Ms. Patrice Bonfiglio joined Amarin as a non-executive director in February 2023. Patrice Bonfiglio is the President of Sarissa Capital Management LP, a registered investment adviser focused on constructive shareholder activism in the healthcare sector. Since 2013, Ms. Bonfiglio served in various roles at Sarissa Capital, including Chief Operating Officer, Chief Financial Officer and Chief Compliance Officer. From October 2020 to October 2022, Ms. Bonfiglio served as Chief Financial Officer of Sarissa Capital Acquisition Corp., a publicly traded special purpose acquisition company focusing on the healthcare and biopharma industry (Nasdaq: SRSA). Ms. Bonfiglio began her career in accounting and operations, and held such roles at Arbalet Capital Management, LP, Arrowhawk Capital Partners, LLC, Ridgefield Capital Asset Management and Pequot Capital Management, Inc. Ms. Bonfiglio received her B.S. degree from Temple University.Ms. Bonfiglio is well-qualified to serve as a member of our Board due to her significant operational, accounting, finance, and compliance expertise.

Directors Continuing in Office

Dr. Paul Cohen joined Amarin as a non-executive director in February 2023. Dr. Paul Cohen is the Albert Resnick, MD Associate Professor, Head of the Laboratory of Molecular Metabolism, and Senior Attending Physician at The Rockefeller University. At the Rockefeller University, Dr. Cohen has served as an Associate Professor since 2021 and as an Assistant Professor from 2015 to 2021. Since December 2023, Dr. Cohen is a member of the Scientific Advisory Board of Somite Therapeutics. He has also served as a scientific advisor to Hoxton Farms, a biotech startup based in London, since September 2021. Since 2016, Dr. Cohen has been a practicing cardiologist at Memorial Sloan Kettering Cancer Center. Since 2015, Dr. Cohen has been a Senior Attending Physician at the Rockefeller University Hospital. He is a graduate of the Tri-Institutional MD-PhD Program, where he completed his PhD research at Rockefeller studying the unique metabolic effects of the hormone leptin. He then completed an Internal Medicine Residency at Columbia and a Cardiology Fellowship at Brigham and Women’s Hospital. He performed postdoctoral research training at the Dana Farber Cancer Institute studying transcriptional determinants of adipocyte identity. Dr. Cohen received his MD from Weill Cornell Medical College, his PhD from The Rockefeller University and his AB from Harvard College. Dr. Cohen is well-qualified to serve as a member of our Board due to his significant scientific, medical, and research and development expertise.

Mr. Mark DiPaolo joined Amarin as a non-executive director in February 2023. Since February 2013, Mark DiPaolo has served as the Senior Partner and General Counsel of Sarissa. From 2005 to 2013, Mr. DiPaolo served as a senior member of Carl lcahn's investment team at Icahn Capital, working on all aspects of Mr. lcahn's investment strategy. During that time, Mr. DiPaolo worked closely with Dr. Alexander Denner, the Founder and Chief Investment Officer of Sarissa Capital, on many healthcare investments and achieved many favorable outcomes for shareholders. Mr. DiPaolo worked with Dr. Denner in founding Sarissa Capital and has been instrumental in the development and execution of Sarissa Capital's investments and strategy. Prior to working at Icahn, Mr. DiPaolo was an M&A attorney at Willkie Farr & Gallagher LLP. Since February 2018, Mr. DiPaolo has served on the board of directors of lnnoviva, Inc. From August 2017 to September 2018, Mr. DiPaolo also served on the board of directors of Novelion Therapeutics Inc. Mr. DiPaolo received his B.A. degree from Fordham University and his J.D. degree from Georgetown University. Mr. DiPaolo is well-qualified to serve as a member of our Board due to his significant experience in investments, operations, capital allocation, corporate governance, corporate finance, and mergers and acquisitions.

Mr. Keith L. Horn joined Amarin as a non-executive director in February 2023. Mr. Horn is the founder and managing member of Loring Capital Advisors, LLC, a firm providing investment advisory and consulting services to hedge fund managers, asset management firms, and early-stage and start-up businesses. Mr. Horn served as the Chief Executive Officer and a director of Forest Road Acquisition Corp. from September 2020 to June 2021, when it consummated a business combination with The Beachbody Company. From 2003 to 2015, Mr. Horn served as Chief Operating Officer and a member of the Management Committee and Valuation Committee of Elliott Management Corporation, a global multi-strategy firm, where he was responsible for global management and oversight of operational, support and control functions of the firm's investment advisory business.

Prior to Elliott, Mr. Horn spent 16 years at Merrill Lynch, Pierce, Fenner & Smith Incorporated, serving in various capacities, including Global Head of Leveraged Finance, Head of Latin America Debt, and Chief of Staff to the Chairman and President. Mr. Horn began his career in private practice as a corporate and securities attorney. Since October 2021, Mr. Horn has served as an advisory board member of Sharp Alpha, a sports betting and gaming venture capital fund. Mr. Horn also served on the board of directors of Sarissa Capital Acquisition Corp., a special purpose acquisition company sponsored by Sarissa Capital from October 2021 to November 2022. From March 2021 to April 2023, Mr. Horn has served as a director of Forest Road Acquisition Corp. II, a special purpose acquisition company. In addition, since January 2019, Mr. Horn has served as a director of Caliper Holdings, a company engaged in the consumer and commercial ingredients food and beverage business, and since March 2018, Mr. Horn has served as a director of ShopOne Centers REIT, Inc., an owner and operator of shopping malls. In addition, in July 2019, Mr. Horn was appointed to the strategic advisory board of lnvestcorp Strategic Capital Partners, a fund established to assemble a diverse portfolio of general partnership stakes in alternative asset managers. In December 2019, Mr. Horn joined the Strategic Advisory Board of the Forest Road Company, LLC, a specialty finance and tax services company that lends against U.S. tax credits and provides capital in the media space.

From April 2016 to November 2019, Mr. Horn served on the board of directors of Empire Resorts, Inc., which operates in the gaming and hospitality industries, where he served as Chairperson of the audit committee and as Chairperson of the special committee in its review and approval of an acquisition transaction pursuant to which Empire became a privately-held entity. Mr. Horn also serves on the board of directors for the Binghamton University Foundation and is a member of the Foundation investment committee. He is also a member of the board of directors of PeacePlayers International, a non-profit organization that uses the game of basketball to educate and unite children in areas of conflict around the world. Mr. Horn received his J.D. (cum laude) from Georgetown University Law Center and his B.A. degrees in Economics and Political Science from Binghamton University, where he graduated Phi Beta Kappa with highest honors. Mr. Horn is well-qualified to serve as a member of our Board due to his significant experience in investments, capital markets, operations, capital allocation, strategic collaboration, corporate governance, corporate finance, and mergers and acquisitions.

Dr. Odysseas Kostas, M.D., joined Amarin as a non-executive director in February 2023. Since 2016, Mr. Kostas has served as a Partner and Senior Managing Director of Sarissa, and he currently also serves as Head of Research. He most recently served as a director at Evercore ISI (formerly ISI), where he was employed from 2011 to 2015, covering the biotechnology and pharmaceutical industries. Previously, he practiced internal medicine as part of the Yale New Haven Health system and was engaged as a consultant to various biotechnology companies. Since December 2017, Dr. Kostas has served on the board of directors of Innoviva, Inc. (Nasdaq: INVA) (as Chairman from December 2017 to December 2020), and since February 2020, has served on the board of directors of Armata Pharmaceuticals, Inc. (NYSE: ARMP). Dr. Kostas also served on the board of directors of Enzon Pharmaceuticals, Inc., from 2013 to 2020. Dr. Kostas received his B.S. degree from the Massachusetts Institute of Technology and his M.D. degree from the University of Texas Southwestern Medical School. Dr. Kostas is well-qualified to serve as a member of our Board due to his significant experience in medicine, investments, operations, research and development, capital allocation, partnerships and strategic collaboration, corporate governance, corporate finance, and mergers and acquisitions.

Mr. Oliver O’Connor joined Amarin as a non-executive director in April 2023. Mr. O’Connor currently serves as the Chief Executive Officer of the Irish Pharmaceutical Healthcare Association, a position he has held since January 2015. Earlier in his career, Mr. O’Connor served as an advisor to the Deputy Prime Minister, Minister for Enterprise, Trade and Employment and Minister for Health and Children in Ireland. Mr. O’Connor has served as a founder board member of the Irish Medicines Verification Organisation since 2017. Mr. O’Connor earned an MBA from Stanford University’s Graduate School of Business and a Bachelor of Arts from University College Dublin. Mr. O’Connor is well-qualified to serve on our Board as he brings more than 30 years of experience in government and health policy, pharmaceutical industry, and finance.

Ms. Diane Sullivan joined Amarin as a non-executive director in February 2023. Ms. Sullivan founded her own consulting firm in May 2020, which specializes in strategy development and providing commercialization expertise for life sciences companies. Since May 2020, Ms. Sullivan has served as part-time Chief Commercial Officer of DalCorp Pharmaceuticals. Since July 2023, Ms. Sullivan has served on the board of directors of Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX). From November 2018 to April 2020, Ms. Sullivan served as Chief Commercial Officer of The Medicines Company (“MDCO”), until its $9.7B acquisition by Novartis. Prior to her time at MDCO, Ms. Sullivan was an independent commercialization and market access consultant from October 2017 to November 2018. Ms. Sullivan was Vice President, Market Access & Patient Strategies at AstraZeneca from 2013 to 2017. She was Vice President, Specialty Payer & Channel Group at Pfizer from 2009 to 2013 and prior to the acquisition, was Vice President, Healthcare Systems Marketing at Wyeth in 2008.

Before Wyeth, Ms. Sullivan spent 12 years in a series of strategy, marketing, brand management, business development, and integration roles at GlaxoSmithKline. She began her career at IBM and was a member of the team that launched IBM’s entry into the Health Data Networking business. Ms. Sullivan served on the board of directors of OrthogenRx, a privately held medical device company from May 2018 until it was acquired by Avanos Medical in January 2022. Ms. Sullivan received a B.A. from Dickinson College. She also graduated from IBM’s intensive two-year marketing and account management training program as well as IBM’s customized version of an M.B.A. program. Ms. Sullivan is well-qualified to serve as a member of our Board due to her significant investments, operations, research and development, capital allocation, partnerships and strategic collaboration, corporate governance, corporate finance, and mergers and acquisitions expertise.

Vote Required

Each nominee will be elected to the Board if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all the nominees named in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As recommended by our shareholders at our 2023 annual general meeting and subsequently approved by our Board, we give our shareholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of the Company’s “named executive officers,” each year (a so-called “say-on-pay” vote). At the 2023 annual general meeting, the Company’s shareholders supported the say-on-pay vote with approximately 76.8% of the votes cast in favor of the proposal.

The say-on-pay vote is a non-binding vote to approve the compensation of the Company’s “named executive officers,” as described in this Proxy Statement under the “Executive Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure on pages [●] to [●] of this Proxy Statement. Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that are expected to increase shareholder value. The “Executive Compensation Discussion and Analysis” section herein provides a more detailed discussion of the executive compensation program and compensation philosophy managed by our Board and our Remuneration Committee, including how we align compensation elements with our annual goals and long-term business strategies and objectives, as well as review of incentive compensation, which is intentionally heavily weighted to equity compensation in an effort to align such compensation with the interests of our investors, and review the Company’s performance against predefined goals.

The vote under this Proposal No. 4 is advisory, and therefore not binding on the Company, the Board or our Remuneration Committee. However, our Board, including our Remuneration Committee, values the opinions of our shareholders and, considers changes to our executive compensation program as appropriate in response to input from shareholders and evolving factors such as the business environment and competition for talent. See the "Executive Compensation Discussion and Analysis" section of this Proxy Statement for additional information on our shareholder outreach on executive compensation and our approach for 2024 compensation.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 4:

“RESOLVED, that the shareholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s ‘named executive officers,’ as disclosed in this Proxy Statement under the 'Executive Compensation Discussion and Analysis' section, the compensation tables and the narrative disclosures that accompany the compensation tables.”

Vote Required

This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that we submit the selection of E&Y for approval by our shareholders at the Annual General Meeting.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. All fees incurred in fiscal year 2023 for services rendered by E&Y were approved in accordance with these policies. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that the non-audit services performed by E&Y in the fiscal year ended December 31, 2023 were compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Board Committees” and “Report of the Audit Committee.”

E&Y commenced auditing our annual financial statements with the fiscal year ended December 31, 2014. Representatives of E&Y are expected to be available telephonically at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate shareholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by E&Y for professional services rendered for the fiscal years ended December 31, 2023 and 2022. Audit fees are for services relating to the years ended December 31, 2023 and 2022 as described in (1) below and all non-audit fees are for services invoiced in 2023 and 2022.

	2023	2022
Audit Fees(1):	$1,890,413	$1,853,411
Audit-Related Fees:	-	-
Tax Fees:	-	-
All Other Fees(2):	$35,000	-

Total All Fees:	$1,925,413	$1,853,411

1.
Audit fees for 2023 and 2022 include fees incurred in connection with the audit of our financial statements as of December 31, 2023 and 2022, as prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), costs incurred in connection with the audit of statutory financial statements as of December 31, 2023 and 2022, as prepared in accordance with International Financial Reporting Standards (“IFRS”), and costs incurred in connection with registration statement filings.
2.
All other fees for 2023 include fees incurred in connection with agreed upon procedures performed related to the Company's share repurchase program announced on January 10, 2024.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 5:

“RESOLVED, to appoint Ernst & Young LLP as the Company’s auditors to hold office from the conclusion of this meeting until the conclusion of the next meeting at which the annual accounts are laid before the Company and to authorize the Audit Committee to agree the remuneration of the auditors.”

In the event that shareholders do not approve the foregoing resolution, we will need to engage a third-party auditor who will act as our independent registered public accounting firm under U.S. law and as our statutory auditor under

UK law for the fiscal year ending December 31, 2024. We may proceed to engage such firm as our Board and Audit Committee deem advisable, which firm may include E&Y.

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions will have no effect on the vote outcome. Because brokers and other nominees can exercise their discretionary authority on this matter, we do not expect there to be any broker non-votes for this proposal, but any broker non-votes would have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5

PROPOSAL NO. 6

ADOPTION OF AN AMENDMENT TO THE COMPANY’S 2020 STOCK INCENTIVE PLAN, AS AMENDED

Proposal

Our Board believes that share-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee members of our Board and consultants of the Company and its subsidiaries upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Consistent with our compensation philosophy and objectives, our Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On [●], 2024, our Board, based on input from Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) (previously known as Radford), as independent external compensation consultants, and the recommendation of our Remuneration Committee, adopted, subject to shareholder approval, an amendment (the “Plan Amendment”) to the Company’s 2020 Stock Incentive Plan, as amended by Amendments No. 1 and No. 2 to the 2020 Stock Incentive Plan (the “2020 Plan” and, as further amended by the Plan Amendment, the “Amended Plan”) to increase the share reserve under the 2020 Plan by [●] Ordinary Shares or ADSs, as the case may be (“Shares”), and to increase the number of Shares that may be issued in the form of incentive stock options by [●] Shares. The 2020 Stock Incentive Plan was originally adopted by our Board on March 16, 2020 and approved by our shareholders at our 2020 Annual General Meeting of Shareholders, Amendment No. 1 to the 2020 Stock Incentive Plan was adopted by our Board on May 14, 2022 and approved by our shareholders at our 2022 Annual General Meeting of Shareholders, and Amendment No. 2 to the 2020 Stock Incentive Plan was adopted by our Board on May 26, 2023 and approved by our shareholders at our 2023 Annual General Meeting of Shareholders.

Say-on-Pay Results and Shareholder Outreach

At our 2023 Annual General Meeting of Shareholders, our non-binding advisory vote regarding the compensation of our named executive officers (our “say-on-pay”) received the support of 76.8% of the votes cast at the meeting, an increase of over 10% from the previous year. The Remuneration Committee has considered and will continue to consider the outcome of such say-on-pay votes when evaluating our compensation programs. We make a point of annually engaging with our shareholders to solicit feedback on our executive compensation program, regardless of our say-on-pay result. Our current Board members (all of whom were first elected in 2023) and management team have increased engagement with both retail and institutional shareholders over the course of the past year, both in light of recent years' voting results and as part of a comprehensive review of the Company’s pay practices and programs.

It is worth noting that the philosophy and approach to compensation that was subject to the say-on-pay vote described in the proxy statement for our 2023 Annual General Meeting of Shareholders, which are not reflective of the views of the current Board and Remuneration Committee. As described in this proxy statement, the current Board revamped our philosophy and approach to compensation to more closely align with the interests of shareholders and to create and maximize long-term shareholder value.

Summary of Material Features of the Amended Plan

The material features of the Amended Plan are:

•
The maximum number of Shares that can be issued under the Amended Plan shall not exceed the sum of (i) [●] Shares and (ii) the Shares that remained available for grant under the Company’s 2011 Stock Incentive Plan, as amended (the “2011 Plan”) as of July 13, 2020 (the “Plan Limit”);

•
The Amended Plan provides for the award of stock options (both incentive and non-qualified stock options), restricted stock units and certain limited unrestricted share awards;
•
The Amended Plan will continue to be administered by the Remuneration Committee;
•
Stock options may not be repriced in any manner without shareholder approval;
•
Shares subject to grants under the 2011 Plan and the Company’s 2002 Stock Option Plan that were outstanding as of the date of shareholder approval of the 2020 Plan but subsequently expire, are forfeited, surrendered, canceled or otherwise terminated in whole or in part, other than through exercise, may be made available for subsequent grants under the Amended Plan at the discretion of the Remuneration Committee;
•
Shares that are tendered or held back to cover the exercise price of an award or for taxes are not added to the reserved pool under the Amended Plan;
•
Any dividends and dividend equivalent rights payable with respect to any award under the Amended Plan are subject to the same vesting provisions as the underlying award;
•
The definition of “change of control” in the Amended Plan requires the consummation of a specified change of control transaction and is not a “liberal” change of control definition (i.e., our Board does not have the ability to exercise discretion with respect to what does and does not constitute a “change of control”);
•
Any material amendment to the Amended Plan is subject to approval by our shareholders; and
•
The term of the Amended Plan will expire on the tenth anniversary of the date of original shareholder approval of the 2020 Plan.

Based solely on the closing price of our ADSs as reported by Nasdaq on [●], 2024 and the maximum number of Shares that would have been available for awards as of such date under the Amended Plan, the maximum aggregate market value of the Shares that could potentially be issued under the Amended Plan is approximately $[●] million, of which approximately $[●] million represents Shares that were available for grant under the 2020 Plan as of such date and approximately $[●] million represents the [●] new Shares that can be issued under the Plan Amendment. The Shares available for issuance under the Amended Plan will be authorized but unissued Shares or Shares acquired in the open market or otherwise.

Rationale for the Plan Amendment

The Plan Amendment is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Remuneration Committee and our Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success in Ireland, the United States and internationally.

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Remuneration Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes is necessary and appropriate to attract, reward and retain our employees.

Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. As of March 31, 2024, 100% of our employees held outstanding equity awards in varying levels or were within a three-month provisional period to become eligible to receive equity awards. By ensuring that our employees hold equity awards, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2021 through 2023 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares outstanding for that year, for each of the last three fiscal years.

Based on input from Aon, the Remuneration Committee and the Board determined the size of reserved pool under the Amended Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees. We anticipate that if our requested share reserve is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next two to three years.

Share Element	2023	2022	2021
Time- and Performance-Based Stock Options Granted, net of forfeitures(1)	10,141,886	933,111	3,332,388
Time- and Performance-Based Full-Value Awards Granted, net of forfeitures(2)	2,278,927	7,124,245	5,623,500
Total Awards Granted(3)	12,420,813	8,057,356	8,955,888
Weighted average common shares outstanding during the fiscal year	407,645,557	401,155,000	395,992,009
Annual Burn Rate	3.05%	2.01%	2.26%
Three Year Average Burn Rate	2.44%
Weighted average common shares outstanding during the fiscal year, including shares issuable upon conversion of preferred stock	407,645,557	401,155,000	395,992,009
Annual Burn Rate Including Shares Issuable Upon Conversion of Preferred Stock	3.05%	2.01%	2.26%
Three Year Average Burn Rate Including Shares Issuable Upon Conversion of Preferred Stock	2.44%

1.
Includes 5,000,000 share underlying performance-based stock options granted in 2023 and zero shares underlying performance-based stock options granted in 2022 and 2021, respectively.
2.
Includes 1,368,800, 1,919,500, and 2,008,800, shares underlying performance-based full-value awards granted in 2023, 2022 and 2021, respectively.
3.
Total Awards Granted represents the sum of Stock Options Granted and Full-Value Awards Granted.

Summary of the Amended Plan

The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2020 Plan filed as Exhibit 10.1 to our Form 8-K, filed with the SEC on July 14, 2020, the full text of Amendments No. 1 and 2 to the 2020 Plan filed as Exhibits 10.2 to our Form 8-K, filed with the SEC on June 30, 2022 and July 24, 2023, respectively, and the Plan Amendment, which is attached hereto as Appendix A.

Eligibility. Eligible persons include any employee, officer, consultant or director providing services to the Company or any affiliate of the Company, as determined by the Remuneration Committee. As of [●], 2024, approximately [●] individuals were eligible to participate in the 2020 Plan, including [●] executive officers, [●] employees who are not executive officers, eight non-employee directors and [●] consultants.

Stock Options. The Amended Plan permits the granting of (1) options to purchase Shares intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and any subsidiary or parent (each as defined in Section 424 of the Code) of the Company. Non-qualified stock options may be granted to any persons eligible to receive awards under the Amended Plan. The option exercise price of each option is determined by the Remuneration

Committee but may not be less than 100% of the fair market value of the Shares on the date of grant. Fair market value for this purpose is the closing sale price of the Shares on Nasdaq on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure. Incentive stock options cannot be granted in respect of more than [●] Shares.

The term of each option may not exceed 10 years from the date of grant. The Remuneration Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments. In general, unless otherwise permitted by the Remuneration Committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity. The method of payment to be used to exercise an option is determined by the Remuneration Committee and may consist of, alone or in combination, (a) cash or check, (b) surrender (or attestation to the ownership following such procedures as the Company may prescribe) of other Shares that are not then subject to restrictions under any Company plan and have a fair market value on the date of surrender or attestation equal to the aggregate exercise price of Shares as to which such option shall be exercised, or (c) delivery of a properly executed exercise notice together with such other documentation as the Remuneration Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the aggregate exercise price and any applicable income or employment taxes. In addition, non-qualified stock options can be exercised for consideration in the form of cancelled indebtedness or by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price. The Remuneration Committee can also provide for the payment of such other consideration and method of payment permitted under applicable laws.

To qualify as incentive stock options, options must meet additional U.S. federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Restricted Stock Units. The Remuneration Committee may award restricted stock units to any eligible persons. Restricted stock units are payable in Shares or, at the discretion of the Remuneration Committee, in cash or a combination of cash and Shares, and may be subject to such conditions and restrictions as the Remuneration Committee may determine. These conditions and restrictions may include the achievement of certain performance objectives and/or continued service with the Company through a specified vesting period.

Unrestricted Share Awards. The Remuneration Committee may also grant to directors Shares that are free from any restrictions under the Amended Plan, provided that the director shall pay an amount for the Shares at least equal to their aggregate nominal values. A director may elect to receive such an award of unrestricted Shares in lieu of cash meeting fees to which the director is otherwise entitled.

Dividend Equivalent Rights. During the vesting period for restricted stock units, restricted stock units may be credited with dividend equivalent rights, which entitle the participant to receive credits for dividends that would have been paid if the recipient had held the Shares underlying the restricted stock units. Any such dividend equivalent rights shall provide that such rights be settled only upon settlement or payment of, or lapse of restrictions on, such restricted stock unit award, and that such dividend equivalent right shall expire or be forfeited or annulled under the same conditions as the restricted stock unit award.

Change of Control Provisions. The Amended Plan provides that upon the effectiveness of a “change of control” (as defined in the Amended Plan), except as otherwise provided by the Remuneration Committee in an award agreement, (i) participants may exercise their options to the extent vested immediately prior to the change of control within 12 months of the change of control (or through the expiration date, if earlier), (ii) all unvested awards held by directors (other than the Chief Executive Officer of the Company) will automatically vest in full, and (iii) all unvested awards held by other participants (i.e., the Chief Executive Officer and participants who are not directors) shall continue to vest following a change of control and, if any such participant’s employment is terminated by the Company for any reason other than “cause” (as defined in the Amended Plan) within two years of the change of control, shall fully vest, and in the case of options become exercisable and remain exercisable for a period of 12 months following such termination (or through the expiration date, if earlier). In addition, the Company may provide for awards to be substituted by equivalent awards or for a cash payment to be paid to participants in respect of all awards held by participants (whether or not vested) upon the change of control, in which case all original awards shall lapse upon the consummation of the change of control.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended Plan requires the Remuneration Committee to make appropriate adjustments to the number of Shares that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended Plan are responsible for the payment of any federal, state, or local taxes that the Company is required by law to withhold upon the exercise of options or the receipt, vesting, or settlement of other awards. The Remuneration Committee may require that tax withholding obligations be satisfied by withholding Shares that otherwise would be issued upon exercise, settlement, or vesting or other Company shares. The Remuneration Committee may also require that the Company’s tax withholding obligation be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to an award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board may at any time amend or discontinue the Amended Plan and the Remuneration Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the Amended Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Remuneration Committee to be required by the Code to preserve the qualified status of incentive stock options.

Administration; Delegation. As noted above, the Amended Plan will continue to be administered by the Remuneration Committee, which has full power, subject to the provisions of the Amended Plan, to, among other things, select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, and to accelerate the vesting of one or more outstanding awards at such times and in such amounts as it determines. The Remuneration Committee may delegate to a committee of one or more directors or to a committee of one or more officers its authority under the Amended Plan with respect to the granting of awards to individuals who are not members of the delegated committee.

Compliance with Other Policies. Awards under the Amended Plan are subject to the Company’s insider trading policy and the Company’s clawback policy, as in effect from time to time.

Effective Date of Plan. The Board originally adopted the 2020 Stock Incentive Plan on March 16, 2020, and it became effective on July 13, 2020, which was the day it was approved by shareholders. Amendment No. 1 to the 2020 Stock Incentive Plan was adopted by the Board on May 14, 2022 and was approved by shareholders on June 27, 2022. Amendment No. 2 to the 2020 Stock Incentive Plan was adopted by the Board on May 26, 2023 and was approved by shareholders on July 21, 2023. The effective date of the Plan Amendment proposed in this Proposal No. 6 will be the date the Plan Amendment is approved by shareholders. Awards of incentive stock options may be granted under the Amended Plan until March 16, 2030. No other awards may be granted under the Amended Plan after July 13, 2030.

New Plan Benefits

Because the grant of awards under the Amended Plan is within the discretion of the Remuneration Committee, the Company cannot determine the dollar value or number of Shares that will in the future be received by or allocated to any participant in the Amended Plan.

Grants Under the 2020 Plan

The following table provides information concerning the benefits that were received by the following persons and groups under the 2020 Plan (excluding any forfeitures): each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group:

	Options		Stock Awards
	Average Exercise Price ($)	Number of Awards (#)(2)	Number of Awards (#)(2)
Named Executive Officers
Patrick J. Holt	1.19	5,000,000	-
Thomas C. Reilly	1.38	774,000	387,799
Steven B. Ketchum, Ph.D.	4.37	1,277,637	549,082
Aaron D. Berg	4.08	1,493,332	519,949
Jonathan N. Provoost	0.75	800,000	-
Karim Mikhail	4.60	487,007	-
All current executive officers, as a group(1)	2.35	9,344,969	1,456,830
All current directors who are not executive officers, as a group(1)	1.12	3,629,465	1,209,824
All current employees who are not executive officers, as a group(1)	4.34	15,714,000	9,327,772
1.
Represents the weighted-average exercise price for the group, and includes grants to employees who were still active employees as of January 31, 2024.
2.
Includes performance-based stock options and restricted stock unit awards that vest and are earned only if pre-defined milestones are achieved.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended Plan. It does not describe all U.S. federal tax consequences under the Amended Plan, nor does it describe non-U.S., state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If Shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such Shares, any amount realized in excess of the exercise price (the amount paid for the Shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for U.S. federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares at exercise (or, if less, the amount realized on a sale of such Shares) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Shares. If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering Shares. Upon exercise, the optionee will also be subject to U.S. Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an other award vests or becomes non-forfeitable, or is settled, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Amended Plan are limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to the ordinary shares or ADSs, as the case may be, that may be issued under our equity compensation plans, consisting of the Company’s 2020 Stock Incentive Plan, as amended (the “2020 Plan”), the 2011 Plan, and the Amarin Corporation plc Employee Stock Purchase Plan (“ESPP”):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	39,939,239	(1)	$5.80	(2)	24,026,065	(3)
Equity compensation plans not approved by security holders:	-		-		-
Total	39,939,239	(1)	$5.80	(2)	24,026,065	(3)

1.
Includes 27,956,138 shares issuable upon the exercise of outstanding options and 11,983,101 shares issuable upon the vesting of restricted stock units.
2.
Represents the weighted-average exercise price of options outstanding under the 2020 Plan and the 2011 Plan. The weighted-average exercise price does not take into account restricted stock unit awards since such awards have no exercise price.
3.
As of December 31, 2023, a total of 22,984,098 shares were reserved for issuance pursuant to the 2020 Plan and a total of 1,041,967 shares were reserved for issuance pursuant to the ESPP. No shares were available for grant under our 2011 Plan.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 6:

“RESOLVED, to approve the Plan Amendment to the Company’s 2020 Stock Incentive Plan, as amended.”

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6

PROPOSAL NO. 7

COURT-APPROVED REDUCTION OF CAPITAL

The Company has built up a substantial capital reserve in its share premium account through the issue of shares at prices in excess of the nominal value of those shares. As of [●], 2024, the balance standing to the credit of the Company’s share premium account was US$[●]. Under UK company law, the Company is not permitted to pay any dividends or (except in limited circumstances) make share repurchases unless it has distributable reserves. The Company does not currently have distributable reserves so it is currently restricted from returning cash to its shareholders.

Given the share premium account can only be used in very limited circumstances, the Company is proposing to cancel the entirety of its share premium account in accordance with the process set out in the Companies Act (the “Reduction of Capital”). By undertaking the proposed Reduction of Capital, the Company will cancel the balance standing to the credit of the Company’s share premium account and the sum so cancelled will then be treated as distributable (subject to satisfying the claims of the Company’s creditors, if applicable) for the purposes of returning cash to the Company’s shareholders in the future.

Pursuant to section 641(1)(b) of the Companies Act, the Reduction of Capital is subject to approval by (i) the Company’s shareholders at the Annual General Meeting and (ii) the High Court of Justice in England and Wales (the “Court”). Accordingly, following completion of the Annual General Meeting and provided the resolution for Proposal No. 7 is duly passed, the Company will apply to the Court in order to confirm and approve the Reduction of Capital. In providing its approval, the Court may require measures to be put in place for the protection of creditors (including contingent creditors) of the Company whose debts remain outstanding on the date of the order given by the Court (the “Court Order”), except in the case of creditors who have consented to the Reduction of Capital. Such measures may include the Company providing an undertaking to the Court to treat as un-distributable certain sums representing the realisation of “hidden value” in the balance sheet of the Company until such creditors’ claims are satisfied or otherwise discharged to the Court’s satisfaction. [The Board currently anticipates that no such creditor protection measures will be imposed by the Court as the Company’s cash balances exceed its total creditors.] [It is anticipated that the initial directions hearing of the Court in relation to the Reduction of Capital will take place on [●], 2024, with the final Court hearing taking place on [●], 2024 and the Reduction of Capital becoming effective shortly thereafter, following the necessary registration of the Court Order at the Registrar of Companies in England and Wales.]

Following implementation of the Reduction of Capital, there will be no change in the number of Ordinary Shares in issue (or their nominal value) and no new share certificates will be issued by the Company as a result of the Reduction of Capital. The Reduction of Capital will not involve any distribution or repayment of capital or share premium by the Company and will not reduce the underlying net assets of the Company.

On completion of the Reduction of Capital, the Company’s entire share premium account will be cancelled and, subject to the Court being satisfied with the Company’s approach to its creditors, an equivalent amount will be added to the Company’s distributable reserves. Such distributable reserves arising on the Reduction of Capital will support the Company’s ability to return cash to its shareholders, either through the payment of dividends or the repurchase of shares. If, for any reason, the Court declines to approve the Reduction of Capital, it will not take place. The Board reserves the right to abandon or to discontinue (in whole or in part) the application to the Court in the event that the Board considers that the terms on which the Reduction of Capital would be (or would be likely to be) confirmed by the Court, including in regards to any creditor protection measures, would not be in the best interests of the Company and/or its shareholders as a whole and/or would be unduly onerous. The Board has undertaken a thorough and extensive review of the Company’s liabilities (including contingent liabilities) and considers that the Company will be able to satisfy the Court that there is no real likelihood that any creditor of the Company would be prejudiced by the Reduction of Capital.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 7:

“RESOLVED, that, subject to the confirmation of the High Court of Justice in England and Wales, the amount standing to the credit of the share premium account of the Company as at the date of the court hearing be cancelled (the “Reduction of Capital”).”

Vote Required

Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of shares present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 7

PROPOSAL NO. 8

OFF-MARKET REPURCHASE OF SHARES

The Board considers share buybacks to be an important means of returning value to the Company’s shareholders.

As a public limited company incorporated under the laws of England and Wales, the Company is not permitted to repurchase its equity securities on Nasdaq unless it obtains the requisite shareholder approval. Shareholders of U.K. companies may approve two different types of share repurchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognized investment exchange”, as defined in section 693(5) of the Companies Act. This statutory definition does not currently include Nasdaq, which is the only exchange on which the Company’s shares are traded. As such, the Company may only conduct “off-market” purchases pursuant to a form of share repurchase agreement which has been approved by its shareholders. Shareholder authorization for share repurchases may only be for a maximum period of up to five years.

The Company has already entered into a share repurchase agreement with Cantor Fitzgerald & Co (“Cantor”) dated January 9, 2024 (the “Repurchase Agreement”). The Repurchase Agreement, and commencement of the Repurchase Program contemplated therein, is conditional on the Company obtaining shareholder approval by December 31, 2024.

If the requisite shareholder approval is granted, the Company may agree with Cantor to enter into off-market purchases of its Ordinary Shares represented by the Company's American Depositary Share (which each represent the right to receive one Ordinary Share) ("ADSs") on the terms and conditions of the Repurchase Agreement. Following receipt of instructions from the Company to execute a repurchase, Cantor will purchase the relevant number of ADSs in the market, at such price as shall be specified in the Trade Recap (as defined in the Repurchase Agreement), from one or more ADS holders. Following Cantor’s purchase of ADSs, Cantor will then sell and deliver those ADSs to the Company by way of an off-market purchase. The Repurchase Agreement limits any such off-market purchases to such number of ADSs which have a maximum aggregate value of up to US$50million and provides that such off-market purchases must comply with the conditions of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. The authority granted by this resolution will expire on the fifth anniversary of the Annual General Meeting.

The Company intends to hold as ADSs in treasury any Ordinary Shares which it repurchases off-market pursuant to the authority conferred in this resolution. Holding the Ordinary Shares as ADSs in treasury provides the Company with flexibility [as they may be cancelled, sold for cash or used for the purposes of employee share plans at a later date]. No dividends will be paid on any Ordinary Shares whilst held as ADSs in treasury and no voting rights will attach to them.

Approval of the Repurchase Agreement is not an approval of any specific share repurchase transaction or the amount or timing of any repurchase activity. There can be no assurance as to whether the Company will repurchase any of its shares or as to the amount of any such repurchases. The Board will only make off-market purchases where, in light of market conditions prevailing generally at the time and taking into account the Company’s financial position, they consider that such off-market purchases will be in the best interests of the Company’s shareholders generally. Any such repurchases will be executed in accordance with the terms of the Repurchase Agreement and will be subject to applicable corporate laws, securities laws and stock exchange rules.

Under UK company law, the Company must have sufficient distributable reserves to finance any repurchases it executes pursuant to the Repurchase Agreement. Therefore, the execution of any such repurchase is subject not only to obtaining the necessary shareholder approval but also to the Company having sufficient distributable reserves after completion of the Reduction of Capital (as further detailed on page [●] of this Proxy Statement).

The Board believes that the resolution for this Proposal No. 8 and the proposed share repurchase program reflect the Board’s confidence in the long-term outlook of the Company and provide additional flexibility to manage capital and generate value for the Company’s shareholders.

A copy of the Repurchase Agreement will be made available for inspection by the Company’s shareholders at (i) the registered office of the Company during usual business hours on usual business days in London for the period from the date that is 15 days prior to the Annual General Meeting and ending on the date of the Annual General Meeting; and (ii) at the Annual General Meeting itself.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 8:

“RESOLVED, that in accordance with section 694 of the Companies Act 2006, the terms of the share repurchase agreement dated 9 January 2024 and made between the Company and Cantor Fitzgerald & Co (the “Repurchase Agreement”), a copy of which was produced to the meeting and initialed by the Chairman for the purposes for identification, be and is hereby approved and, subject to the passing of Resolution 7 and receiving the confirmation of the High Court of Justice in England and Wales to the Reduction of Capital, the Company be and is hereby authorized to make off-market purchases (as defined in section 693(2) of the Companies Act 2006) of its ordinary shares of 50 pence each in the capital of the Company (“Ordinary Shares”), at such times and at such prices and in such numbers and otherwise on the terms and conditions set out in the Repurchase Agreement and to do all such things as it may deem necessary to carry the same into effect. The authority conferred by this resolution shall expire on the fifth anniversary of the date on which this resolution is passed (except in relation to the purchase of any Ordinary Shares effected or made before the expiry of such authority which will or may be executed wholly or partly after such expiry).”

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 8

PROPOSAL NO. 9

ADOPTION OF NEW ARTICLES OF ASSOCIATION TO DE-STAGGER THE BOARD

The Company proposes to adopt new amended and restated articles of association (the “New Articles”) to amend the current articles of association that were adopted by the Company on July 9, 2013 (the “Current Articles”). The proposed amendments are summarized below. If approved by the shareholders, the New Articles will come into effect from the conclusion of the Annual General Meeting.

The changes that are proposed in the New Articles relate to the provisions regarding the retirement and rotation of the Company’s directors. The New Articles require all directors to retire and seek re-election at each annual general meeting of the Company. The Board considered the pros and cons of a declassified board, including, .director accountability, shareholder oversight, corporate stability and long-term planning, and determined that a declassified board is in the best interests of the Company and its shareholders as a whole. A clean copy of the New Articles and a copy marked up to show changes to the Current Articles are available to view (i) at the registered office of the Company during usual business hours on usual business days in London from the date of this Proxy Statement up to and including the date of the Annual General Meeting; (ii) at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on the date of the Annual General Meeting for at least 15 minutes prior to and during the Annual General Meeting; [and (iii) on the Company’s website at [●].

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 9:

“RESOLVED, that, with effect from the conclusion of the Annual General Meeting, the amended and restated articles of association of the Company, produced to the meeting and signed by the Chairman for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.”

Vote Required

Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of shares present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 9

ADDITIONAL BUSINESS

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board lay before the Annual General Meeting the Company’s statutory accounts, which are the Company’s Annual Report for the year ended December 31, 2023, as prepared in conformity with GAAP (the “Annual Report”), and the accounts for the financial year ended December 31, 2023, prepared in accordance with IFRS (the “Statutory Accounts”). In accordance with the Companies Act and the Articles, the Statutory Accounts are available for download in “PDF” format on the Company’s website (https://investor.amarincorp.com). In addition, hard copies of the Statutory Accounts may be obtained by contacting the Company’s investor relations department at Amarin Corporation plc, c/o Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, NJ 08807 or by telephone at (908) 719-1315. Shareholders of the Company will not be asked to take any action in respect of the Statutory Accounts at the Annual General Meeting.

We know of no other matters to be submitted to a vote of shareholders at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate at a given annual general meeting, he or she must provide timely written notice to our corporate secretary pursuant to the terms of our Articles and the Companies Act.

CORPORATE GOVERNANCE

Director Independence

We believe that the Company benefits from having a strong and independent Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors, other than Mr. Holt, are independent. Mr. Holt is not independent because of his status as the Company's President and Chief Executive Officer.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. We believe that our Board and its committees, led by a group of strong and independent directors, provide the necessary leadership, wisdom, and experience that the Company needs in making sound business decisions. Our Code of Business Conduct and Ethics helps clarify the operating standards and ethics that we expect of all of our officers, directors and employees in making and implementing those decisions. Waivers of our Code of Business Conduct and Ethics for the benefit of a director or an executive officer may only be granted by the Board or, if permitted, a committee of the Board. Waivers of our Code of Business Conduct and Ethics for the benefit of other employees may be made by our Compliance Officer, the Board or, if permitted, a committee of the Board. There have been no material modifications to, or waivers from, the provisions of such code. Our Code of Business Conduct and Ethics is available on the corporate governance section of our website (which is a subsection of the investor relations section of our website) at the following address: https://investor.amarincorp.com/corporate-governance. You may also request a printed copy of the code, without charge, by writing to us at Amarin Pharma, Inc., 440 Route 22, Bridgewater, NJ 08807, Attention: Investor Relations. In addition, should any changes be made to our Code of Business Conduct and Ethics, we intend to disclose within four business days on our website (or in any other medium required by law or Nasdaq): (a) the date and nature of any amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (b) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified officers, the name of such person is granted the waiver, and the date of the waiver.

Shareholder Communications

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at (908) 719-1315. However, any shareholder who wishes to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, Amarin Corporation plc, Iconic Offices, The Greenway, Block C Ardilaun Court 112-114 St Stephens Green, Dublin 2, Ireland or c/o Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, New Jersey 08807. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure and Risk Oversight

On March 2023, Dr. Kostas, an independent director, was appointed as our Chairman of the Board. All key committees of the Board are comprised solely of, and chaired by, independent directors. The Board believes that this structure, combined with the Company’s established corporate governance guidelines, provides an effective leadership structure for the Company. In addition, to ensure effective independent oversight of the Company, the Board holds meetings of the independent directors of the Board at every meeting.

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.

As part of the Board’s risk oversight role, our Remuneration Committee reviews and evaluates the risks associated with our compensation programs. In 2023, the Remuneration Committee reviewed our compensation policies as generally applicable to our employees and believed that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they encourage is not reasonably likely to have a material adverse effect on Amarin. In making this determination, our Remuneration Committee considered the following:

•
the Company’s use of different types of compensation vehicles to provide a balance of long- and short-term incentives with fixed and variable components;
•
the granting of equity-based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values;
•
the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals promote long-term value;
•
the Company's adoption and implementation of the compensation clawback policy, providing for the recovery of certain cash- and equity-based incentive compensation paid or awarded to our executive officers if there is a restatement of our financial results due to material noncompliance with financial reporting requirements;
•
the Company's cybersecurity risk management process, a critical part of our overall enterprise risk management program, which among other things, aims to safeguard the security of our computer systems, software, networks, and other technology assets, including those systems which have financial information and connections; and
•
the Company’s system of internal control over financial reporting and Code of Business Conduct and Ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

During our 2023 fiscal year, our Board formally met eight times. Each director attended at least 75% of the aggregate of these meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. Our Board has a standing Audit Committee, Remuneration Committee and a Nominating and Corporate Governance Committee. All members of the Audit, Remuneration, and Nominating and Corporate Governance Committees are non-employee directors who are deemed independent. In addition to the formal meeting numbers referenced herein, the Board and its committees met or engaged in discussions informally throughout the year.

Although the Company has no formal policies regarding director attendance at annual general meetings, it generally encourages directors to attend annual general meetings and expects that members of the Board will attend annual general meetings when conditions permit.

Board Committees

Audit Committee. In March 2023, following our Special General Meeting of Shareholders, Mr. Horn (Chair), Ms. Bonfiglio, Ms. Sullivan, and Mr. Sterling were appointed to the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and external auditors and performs other duties, as set forth in the Audit Committee charter. The Audit Committee charter is furnished on our website at https://amarincorp.com/corporate-governance. All members of the Audit Committee satisfy the current independence standards promulgated by Nasdaq and the SEC, and the Board has determined that Keith L. Horn and Patrice Bonfiglio each meet the definition of “audit committee financial expert,” as defined in Item 407 of Regulation S-K. The Audit Committee formally met six times during our 2023 fiscal year.

Nominating and Corporate Governance Committee. In March 2023, following our Special General Meeting of Shareholders, Mr. Sterling (Chair), Mr. DiPaolo, and Dr. Kostas were appointed to the Nominating and Corporate Governance Committee, and Mr. O’Connor was appointed to the Committee at the time of his appointment to the Board in April 2023. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board. The Nominating and Corporate Governance Committee also develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and acts as the Company’s nominating committee by reviewing potential director nominees and recommending nominees to the Board. The Nominating and Corporate Governance Committee charter is furnished on our website at https://amarincorp.com/corporate-governance. All members of the Nominating and Corporate Governance Committee satisfy the current Nasdaq independence standards. The Nominating and Corporate Governance Committee met formally three times during our 2023 fiscal year.

Remuneration Committee. In March 2023, following our Special General Meeting of Shareholders, Ms. Sullivan (Chair), Ms. Bonfiglio, Dr. Cohen, and Mr. Horn were appointed to serve as members of the Remuneration Committee. The Remuneration Committee, together with the Board, determines the framework for the compensation of the Company’s Chief Executive Officer and such other members of executive management as it is designated to consider. The Remuneration Committee also determines the corporate and individual performance goals under the Company’s management incentive plan and achievement of these goals, as well as reviews and reassesses the Company’s processes and procedures for the consideration and determination of executive remuneration. Further, the Remuneration Committee oversees any major changes in employee benefit structures throughout the Company and performs other duties as set forth in the Remuneration Committee charter. Additionally, the Remuneration Committee reviews and discusses with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, prepares the Remuneration Committee report required by SEC rules to be included in our annual proxy statement, and administers our compensation recovery policy. The Remuneration Committee may delegate its authority to a subcommittee composed of one or more of its members. The Remuneration Committee charter is furnished on our website at https://amarincorp.com/corporate-governance. All members of the Remuneration Committee satisfy the current Nasdaq and SEC independence standards and qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. The Remuneration Committee met formally 12 times during our 2023 fiscal year.

Our Board may, as needed or advisable from time to time, form temporary or ad hoc committees and delegate the authority to oversee, identify, evaluate or negotiate a specific issue or opportunity and to make recommendations to the full Board.

Compensation Committee Interlocks and Insider Participation

In March 2023, following our Special General Meeting of Shareholders, Ms. Sullivan (Chair), Ms. Bonfiglio, Mr. Horn, and Dr. Cohen were appointed to serve as members of the Remuneration Committee. Prior to our Special General Meeting of Shareholders, from January 2023 to March 2023, Mr. Per Wold-Olsen, Mr. Jan van Heek and Mr. Alfonso Zulueta served as members of the Remuneration Committee. No one who served on the Remuneration Committee during 2023, is or has been an officer or employee of Amarin. None of our executive officers served as a member of the compensation committee (or other committee of the board of directors serving the compensation function or, in the absence of any such committee, the entire board of directors) of another entity where such entity’s executive officers served on our Remuneration Committee. Moreover, none of our executive officers served as a member of the board of directors or compensation committee (or other committee of the board of directors serving the compensation function or, in the absence of any such committee, the entire board of directors) of another entity where such entity’s executive officers served on our Board or Remuneration Committee.

EXECUTIVE OFFICERS

Our current executive officers and their respective positions are set forth in the following table. Biographical information regarding each executive officer is set forth following the table.

Name	Age	Position
Patrick J. Holt	51	President and Chief Executive Officer (principal executive officer)
Thomas C. Reilly	52	Executive Vice President, Chief Financial Officer and Global Head of HR (principal financial officer and principal accounting officer)
Aaron D. Berg	61	Executive Vice President, President-U.S.
Steven B. Ketchum, Ph.D.	59	President of Research and Development, Executive Vice President and Chief Scientific Officer
Jonathan N. Provoost	54	Executive Vice President, Chief Legal & Compliance Officer and Secretary

Patrick J. Holt is also a member of our Board. Please refer to Proposals No. 1, 2 and 3 "Election of Directors" for Mr. Holt's biography.

Thomas C. Reilly joined Amarin in June 2022 as Chief Financial Officer. Mr. Reilly has more than 20 years of experience in building and leading finance and administration teams at life sciences companies both in the United States and globally. Before joining Amarin, Mr. Reilly served as chief financial officer for Cara Therapeutics from October 2020 to June 2022, where he was responsible for leading all aspects of financial operations and planning. Prior to joining Cara Therapeutics, Mr. Reilly served as head of finance of the Allergan General Medicines business from October 2017 to October 2020. Prior to joining Allergan, until September 2017, Mr. Reilly spent 14 years with Novartis where he served in roles of increasing responsibility, including finance head for the oncology development unit, chief financial officer for Novartis Pharma Austria, and financial controller for Novartis USA’s pharmaceutical division. He earned his bachelor’s degree in finance from Manhattan College, an M.B.A in accounting from Seton Hall University, and is a certified public accountant.

Aaron D. Berg joined Amarin in November 2012 as Vice President, Marketing and Managed Care. He has since served in roles of increasing responsibility, including as Senior Vice President, Marketing and Sales from February 2014 until April 2018, as Senior Vice President and Chief Commercial Officer from April 2018 through July 2021, and currently as Executive Vice President, President-U.S., a position he has held since August 2021. Mr. Berg was appointed interim President and interim Chief Executive Officer of Amarin in April 2023 and served in that role until July 2023. Before joining Amarin, Mr. Berg served as president and chief executive officer of Essentialis, Inc., a development stage pharmaceutical company, where he led the company’s work on triglyceride management. Prior to joining Essentialis, Mr. Berg served as vice president of marketing and sales at Kos Pharmaceuticals, where he was instrumental in driving annual revenues approaching $1 billion until the acquisition of Kos Pharmaceuticals by Abbott Laboratories in December 2006. Mr. Berg began his pharmaceutical industry career as a sales representative with Bristol-Myers Squibb, followed by various commercial positions with Schering-Plough and GlaxoSmithKline. He obtained his B.S. in Business Management, Marketing from the University of Maryland.

Steven B. Ketchum, Ph.D., joined Amarin in February 2012 as Senior Vice President and President of Research and Development. He was named Chief Scientific Officer in January 2016. Dr. Ketchum has 25 years of experience in late-stage product development and clinical regulatory strategy. From 2008 to 2012, Dr. Ketchum served as senior vice president of research and development for Viracta Therapeutics, Inc., formerly known as Sunesis Pharmaceuticals, Inc. (which subsequently merged with, and was renamed, Viracta Therapeutics, Inc. in February 2021) where he provided strategic direction for all facets of research and development, including clinical strategy and operations, regulatory affairs, and pharmaceutical development and where he continued to serve on its board of directors until February 2021. From 2005 to 2008, Dr. Ketchum served as senior vice president of research and development and medical affairs for Reliant Pharmaceuticals where he led development and support activities for Lovaza and other commercialized cardiovascular products. Prior to 2005, Dr. Ketchum was senior vice president of operations and regulatory affairs at IntraBiotics Pharmaceuticals, Inc., and also held positions of increasing responsibility in regulatory affairs during his nearly eight-year tenure at ALZA Corporation, where he supported the development and commercialization of a number of products, including Concerta. Dr. Ketchum earned a Ph.D. in pharmacology from University College London and a B.S. in biological sciences from Stanford University.

Jonathan N. Provoost joined Amarin in November 2023 as Executive Vice President, Chief Legal & Compliance Officer and Secretary. Mr. Provoost’s broad experience in the legal profession includes serving as Chief Compliance Officer and General Counsel, management of intellectual property, general transactions, litigation, and various business activities. Before joining Amarin, Mr. Provoost served as Vice President, General Counsel and Chief Compliance Officer at Tris Pharma, Inc. Prior to Tris, Mr. Provoost served as General Counsel for Business Development & Licensing at Mallinckrodt Pharmaceuticals. Earlier in his career, Mr. Provoost served in various legal roles for other pharmaceutical companies, including Ikaria, Inc., Kos Pharmaceuticals and Bristol-Myers Squibb. Mr. Provoost earned his J.D. from Pace University School of Law, his M.B.A. from Lehigh University, and a B.S. in Chemistry from SUNY Oswego, in addition to serving in the U.S. Marine Corps Reserve. Mr. Provoost is admitted to New York State Bar and New Jersey State Bar and is registered to practice before the U.S. Patent and Trademark Office (USPTO).

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

Since January 1, 2023, other than the compensation arrangements described below under the captions “Executive Compensation Discussion and Analysis” and “Director Compensation,” there have not been and there is not currently proposed to be any transactions between us and our directors and executive officers, nominees for director, holders of more than 5% of our outstanding Ordinary Shares, or members of their immediate families of any of the foregoing persons.

Related-Party Transaction Review and Approval

Our Board has adopted policies and procedures for the review and approval of related-party transactions and has delegated to our Compliance Officer the authority to review and approve the material terms of any proposed related-party transactions.

Pursuant to our Code of Business Conduct and Ethics, any transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be promptly reported to the Compliance Officer. Our Compliance Officer may notify the Board or a committee thereof as deemed appropriate. Conflicts of interest may arise in the following situations: if an individual is simultaneously employed or engaged by Amarin and another business (particularly a client or business partner of Amarin); if an individual participates in any activity that enhances or supports a competitor’s position; if an individual or member of such person’s immediate family accepts a gift with the intent to improperly influence the normal business relationship between Amarin and its clients or business partners or gives to or accepts gifts from a competitor; if an individual or a member of such person’s immediate family holds a financial interest in another business (particularly a client or business partner of Amarin); and if an individual conducts business on behalf of Amarin with a business in which a family member of such individual is associated in any significant role.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports filed with the SEC, all such reports required to be filed by our executive officers, directors and greater-than-10% shareholders during the fiscal year ended December 31, 2023 were timely filed.

INSIDER TRADING POLICY

Amarin has an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our officers, directors, and employees and certain affiliated persons, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Amarin’s insider trading policy prohibits sale of any Amarin securities that are not owned by such persons at the time of the sale, so called short sales. Those persons subject to Amarin’s insider trading policy may not pledge Amarin’s securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Audit Committee of the Board. Amarin does not have a policy regarding the ability of employees and directors to enter into hedging transactions with respect to Amarin securities, and hedging transactions are generally permitted, subject to the insider trading policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 of the Exchange Act) of our outstanding Ordinary Shares for (i) each of our directors, (ii) each of our “named executive officers,” as defined in Executive Compensation Discussion and Analysis below, (iii) all of our directors and executive officers as a group, and (iv) persons known to us to beneficially hold more than 5% of our outstanding Ordinary Shares. Unless otherwise noted, the following information is presented as of December 31, 2023.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to our Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, Ordinary Shares issuable under stock options, warrants, or other convertible securities that are vested or exercisable within 60 days of December 31, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s) or other convertible securities, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their Ordinary Shares, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, New Jersey 08807.

The percentage of shares beneficially owned is computed on the basis of 408,824,093 Ordinary Shares outstanding as of December 31, 2023.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
Greater than 5% Holders:
Sarissa Capital Management LP(1)	33,470,000	8.19
Current directors and named executive officers in fiscal year 2023:
Patrick J. Holt(2)	300,000	*
Steven B. Ketchum, Ph.D.(3)	2,758,979	*
Aaron Berg(4)	2,971,089	*
Thomas C. Reilly(5)	196,943	-
Jonathan N. Provoost	—	-
Patrice Bonfiglio	—	-
Paul Cohen, M.D.	—	-
Mark DiPaolo	—	-
Keith L. Horn	—	-
Odysseas Kostas, M.D.	—	-
Louis Sterling III(6)	65,673	*
Diane E. Sullivan	—	-
Oliver O'Connor	—	-
Karim Mikhail(7)	1,277,749	*
All current directors and named executive officers in fiscal year 2023 as a group (14 persons)(8)	7,570,433	1.84

* Represents beneficial ownership of less than one percent.

(1)
Based on information provided in a Schedule 13D/A filed by Sarissa Capital, and Alexander J. Denner (together with Sarissa Capital, the “Sarissa Reporting Persons”) on December 5, 2023. Sarissa Capital and the fund and other private investment vehicles for which Sarissa Capital acts as the investment advisor own the 33,470,000 ordinary shares (the “Sarissa Shares”). Sarissa Capital has the authority to vote and to dispose of the Sarissa Shares. Alexander J. Denner, Ph.D, is the Chief Investment Officer of, and the ultimate general partner of, Sarissa Capital, and by virtue of such position, may be deemed to have beneficial ownership of the

Sarissa Shares. The address for Sarissa Capital and Alexander J. Denner is 660 Steamboat Road, Greenwich, CT 06830.
(2)
Includes 300,000 Ordinary Shares directly owned.
(3)
Includes 2,124,381 Ordinary Shares directly owned, 555,098 Ordinary Shares issuable upon the exercise of options exercisable within 60 days of December 31, 2023 and 79,500 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of December 31, 2023.
(4)
Includes 2,120,796 Ordinary Shares directly owned, 770,793 Ordinary Shares issuable upon the exercise of options exercisable within 60 days of December 31, 2023 and 79,500 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of December 31, 2023.
(5)
Includes 92,043 Ordinary Shares directly owned, 104,900 Ordinary Shares issuable upon the exercise of options exercisable within 60 days of December 31, 2023.
(6)
Includes 65,673 Ordinary Shares directly owned (including 1,401 shares owned by his spouse).
(7)
Includes 790,742 Ordinary Shares directly owned, 487,007 Ordinary Shares issuable upon the exercise of options exercisable within 60 days of December 31, 2023.
(8)
Includes an aggregate of 5,427,962 Ordinary Shares directly owned, 1,917,798 Ordinary Shares issuable upon the exercise of options exercisable within 60 days of December 31, 2023 and 159,000 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of December 31, 2023 held by our directors and executive officers as a group.

EXECUTIVE COMPENSATION

DISCUSSION AND ANALYSIS

The following compensation discussion and analysis describes the philosophy, objectives, and structure of our fiscal year 2023 executive compensation program for our 2023 named executive officers. This section is intended to be read in conjunction with the tables that immediately follow, which provide further historical compensation information for our named executive officers, who for the fiscal year ended December 31, 2023, were:

Patrick J. Holt	President and Chief Executive Officer
Thomas C. Reilly	Executive Vice President, Chief Financial Officer and Global Head of HR
Aaron D. Berg	Executive Vice President, President, U.S.
Steven B. Ketchum, Ph.D.	Executive Vice President, President of R&D and Chief Scientific Officer
Jonathan N. Provoost	Executive Vice President, Chief Legal and Compliance Officer and Secretary
Karim Mikhail	Former President and Chief Executive Officer

Following the conclusion of the Special Ordinary General Meeting of Shareholders held on February 28, 2023, our Board and Remuneration Committee were reconstituted. The new Board, including the Remuneration Committee (described below), which now includes shareholder representation, with their advisors and the input of management, have undertaken a comprehensive review of Amarin's approach and philosophy to executive and non-executive compensation matters, including to ensure that Amarin's compensation practices are designed to maximize long-term shareholder value.

Management Transition

Fiscal year 2023 noted several key leadership changes. On March 27, 2023, Mr. Mikhail left the Company and, on April 14, 2023, Mr. Berg was promoted to Interim President and Chief Executive Officer and served in such capacity until Mr. Holt joined the Company as President and Chief Executive Officer on July 18, 2023 (at which time Mr. Berg returned to his role as U.S. President). Mr. Provoost joined the Company as Chief Legal and Compliance Officer on November 15, 2023.

2023 Operating Highlights

In 2023, Amarin continued to make important advancements in its strategy to deliver operational momentum for the business. The Company delivered six consecutive quarters of cash positive or neutral operations, driven by continued icosapent ethyl ("IPE"), market leadership in the U.S., a European business that is showing early signs of progress and continued advancement of pricing and reimbursement processes, and progress in the Rest of World ("RoW"), through partners who advanced commercialization and market access efforts in key markets. This progress was coupled with successful implementation of a restructuring, resulting in additional cost savings of $40 million. We ended 2023 with $321 million in cash and no debt. These achievements, as well as key operating highlights for 2023 described below, were considered by our Remuneration Committee in determining executive compensation for 2023 within the frameworks put in place by the prior Board:

United States

•
Continued to retain our IPE market share leadership in the U.S. at 57%, despite additional generic competition.
•
A significant portion of our revenue was generated from U.S. commercial activities.

United Kingdom and the European Union

•
Secured pricing and reimbursement and launched VAZKEPA in three additional markets, including Spain and the Netherlands. VAZKEPA is now available in nine markets across Europe.

•
Continued to advance pricing and reimbursement processes and plans in all remaining markets including Italy, France and Germany.

Rest of World

•
Secured five regulatory approvals, including China (Very High Triglyceride indication).
•
Entered into marketing and commercialization agreements in key markets and regions, including Australia, New Zealand and ASEAN/South Korea.

Compensation Philosophy and Objectives

Amarin’s philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and accomplishments that are expected to increase shareholder value. In furtherance of this goal, the Remuneration Committee has adhered to the following guidelines as a foundation for decisions that affect the levels of compensation:

•
provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;
•
align compensation elements with the Company’s annual goals and long-term business strategies and objectives;
•
promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
•
align executives’ incentives with the creation of shareholder value.

The Remuneration Committee compensates executive officers with three primary compensation components: base salary, annual and short-term incentive bonuses, and long-term equity-based compensation. The Remuneration Committee believes that cash compensation in the form of base salary and incentive bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the grant of equity awards aligns the objectives of management with those of our shareholders with respect to our long-term performance and success.

As part of establishing competitive compensation and evaluating performance, the Remuneration Committee takes into account the Company’s plans and the Company’s performance against such plans.

In addition to the Remuneration Committee's pay for performance and shareholder-value focused compensation philosophy, as part of its comprehensive review of our compensation practices for 2024 compensation, the Remuneration Committee identified guiding principles to support the compensation philosophy, including:

•
making operational simplicity a priority given Amarin's streamlined organization;
•
ensure consistency with approved peer group across compensation decisions;
•
aligning compensation to the market 50th percentile for the Board, executive and senior leadership teams, in light of the revised peer group described below;
•
employing a consistent methodology for determining the type, mix, and value of equity awards;
•
shifting to a 75%/25% split of options to restricted stock units to further align incentives with maximizing shareholder value; and
•
retaining key talent through industry standard total compensation, severance and retention incentives.

Chief Executive Officer Performance and Compensation

Our Remuneration Committee believes that it is especially important to set compensation for our Chief Executive Officer in a manner that addresses the fundamental objectives described above and particularly in light of the feedback the Board and management received from investors described below. As such, when Mr. Holt first joined the Company in July 2023 his base salary was set at $675,000, which is at the market 25th percentile of other Chief Executive Officers in our 2023 peer group and with the potential to earn cash incentive compensation as determined in the sole discretion of the Board or Remuneration Committee. To closely align Mr. Holt's compensation with maximizing shareholder value, Mr. Holt was granted a performance-based stock option to purchase 5,000,000 shares, which is only earned if we achieve share price hurdles ranging from $2.50 to $15.00. Any earned option shares are subject to five months of further time-based vesting once a share price hurdle has been achieved. For each share price hurdle to be achieved, the volume weighted average price of the shares over a 60 calendar-day period must equal or exceed the applicable share price hurdle.

Mr. Holt purchased 300,000 Amarin ADSs when he first joined the Company, and subsequently purchased an addition 14,426 ADSs, in each case using his personal funds, evidencing his commitment to the Company, including as a shareholder. The Board believes that Mr. Holt's international and cardiovascular business experience and track record of turnaround success put Amarin on the best path to maximizing shareholder value and realizing Amarin's full potential.

Say-on-Pay, Shareholder Outreach Efforts, and Approach for 2024 Compensation

At our annual general meeting of shareholders, we hold an annual non-binding advisory vote regarding the compensation of our named executive officers, which we refer to as say-on-pay votes. The Remuneration Committee values shareholder input on all aspects of our business, including executive compensation, and has considered and will continue to consider the outcome of such say-on-pay votes, including the percentage of votes cast in favor and against the say-on-pay proposal, when making future compensation decisions for our named executive officers. The Remuneration Committee also relies on advice from its compensation consultants, its evaluation of Company performance against pre-defined corporate goals, its understanding of the challenges facing the Company, and its observations of executive officer performance to determine executive officer compensation.

As noted above, following the Special General Meeting of Shareholders held on February 28, 2023, the Remuneration Committee was reconstituted and now includes shareholder representation. This Remuneration Committee, and the Board generally, are committed to ensuring that shareholder voices are heard and that shareholder sentiments are implemented, and increased proactive shareholder outreach to make sure the Company's executive compensation programs are aligned with creating and maximizing shareholder value.

At our 2023 Annual General Meeting of Shareholders in July 2023, the non-binding advisory vote of shareholders supported the compensation of our named executive officers are reported in our 2023 proxy statement by 76.8% of the votes cast at the meeting. These votes for and against the say-on-pay proposal, together with available feedback from investors, have been and will continue to be considered by the Remuneration Committee in connection with the evaluation of executive compensation. Last year's say-on-pay approval rate represented an increase of over 10% from the previous year, which we considered an improvement, but we recognize there was and is still work to be done.

Following the 2023 Annual General Meeting of Shareholders, the new Board and management team increased proactive outreach to our investor base, including our retail investors, and engage regularly in transparent dialogue. Specifically, we have had one-on-one meetings with our top institutional shareholders. Within those meetings, we had specific conversations related to CEO compensation as well as the reduction in overall board compensation. Given our retail investor base, we have introduced a web-based technology solution as part of our quarterly earnings call as a platform for investors to submit questions in advance of the earnings call for management to address. In addition, we have increased the frequency of direct communications with shareholders, including letters issued by the Board and senior management to address business progress and events, as well as directly address investor concerns. As part of this more regular and transparent dialogue, a consistent theme heard from shareholders was a desire to see efforts and outcomes-based approaches that increase shareholder value, and that our investors wanted to see an equity compensation program that more closely aligned with the interests of shareholders. As a result of these discussions, the Board committed that in its consideration and search for a permanent Chief Executive Officer, any candidate would have to understand that his or her compensation would be heavily weighted in performance-based equity, with more modest cash salary and bonus compensation than market, and that such candidate should have a track record of bringing investor value to the table. As such, Mr. Holt, who most recently served as President of Cordis, Cardinal Health's global interventional cardiovascular business, where he led a turnaround of the business, followed by a transaction process which led to its successful sale, joined the Amarin team with a welcomed mandate to put Amarin on the best path to maximizing shareholder value reflective of that mandate, as described above.

The Board, the Remuneration Committee and the management team, including Mr. Holt, further applied this shareholder feedback when designing the 2024 compensation program, including the 2024 Management Incentive Compensation Plan and 2024 corporate goals, which include a more outcomes-based approach for value creation. The Remuneration Committee also applied this feedback in designing and adopting the new guiding principles described above, and in identifying more appropriate peer companies for our 2024 compensation cycle, identified below.

The strategic pillars for the 2024 Management Incentive Plan and 2024 corporate goals are tied to:

•
Growth in Europe;
•
Maintaining a solid cash position;
•
Supporting the U.S. business;
•
Future growth based on investment in international expansion and lifecycle management; and
•
Attracting, retaining and developing talents.

To support the above strategy, for 2024 compensation, the Board and the Remuneration Committee are, as compared to the 2023, increasing the weights for European and pipeline growth, while maintaining the weights for cash position and People & Culture and with a decreased weight on the U.S. business.

The equity approach for executives in 2024 was also revised to tie incentives to stock price performance by weighting equity awards more heavily in the form of options versus restricted stock units, where 75% of the equity awards would be in the form of options and only 25% in the form of restricted stock units (as compared to the historical practice of 50%/50%).

We value the views of our shareholders and intend to continue a dialogue with investors on this topic, and to maintain a compensation framework that is both responsive to investor expectations and in line with sound governance practices.

Roles in Determining Compensation

Remuneration Committee

The Remuneration Committee, together with the Board, determines the framework for the compensation of Amarin’s executive officers. The Remuneration Committee also determines the corporate and individual performance goals under our management incentive plan and the level of achievement of these goals, and determines the policy for and scope of service agreements for the executive officers and contractual severance payments. While the Remuneration Committee draws on a number of resources, including input from the Chief Executive Officer and independent compensation consultants, to make decisions regarding our executive compensation program, ultimate decision-making authority rests with the Remuneration Committee, subject in key cases to ratification by the independent members of the Board. The Remuneration Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s performance during the year against established goals, operational performance, and business responsibilities. In addition, the Remuneration Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment.

Risks Related to Compensation Policies and Practices

As part of the Board’s risk oversight role, our Remuneration Committee reviews and evaluates the risks associated with our compensation programs. Our Remuneration Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Amarin. In making this determination, our Remuneration Committee considered the following:

•
the Company’s use of different types of compensation vehicles to provide a balance of long- and short-term incentives with fixed and variable components;
•
the granting of equity-based awards, more heavily weighted to option awards beginning in 2024, to encourage participants to work towards long-term appreciation in equity values;
•
the Company’s annual bonus determinations for each employee and vesting of performance-based equity awards being tied to achievement of Company goals, which goals promote long-term value; and
•
the Company’s system of internal control over financial reporting and Code of Business Conduct and Ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

Compensation Consultant

The Remuneration Committee retains the services of Aon Human Capital Solutions, a division of Aon plc (“Aon”) as its independent compensation consultant. The mandate of the compensation consultants includes assisting the Remuneration Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design, and benchmarking with and identifying the Company’s peers in the industry. The Remuneration Committee regularly evaluates the performance of its compensation consultants, considers alternative compensation consultants, and has the final authority to engage and terminate such services.

The Remuneration Committee has assessed the independence of Aon pursuant to Nasdaq and SEC rules and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Remuneration Committee.

Chief Executive Officer

Our Chief Executive Officer has historically attended Remuneration Committee meetings and worked with the Remuneration Committee Chair and its compensation consultants to develop compensation recommendations for executive officers (excluding the Chief Executive Officer) and other key executives, based upon individual experience and breadth of knowledge, internal considerations, individual performance during the fiscal year, and other factors deemed relevant by the Remuneration Committee. The recommendations are then submitted to the Remuneration Committee for review and consideration. The Remuneration Committee works directly with its compensation consultants to determine compensation actions for the Chief Executive Officer. In accordance with Nasdaq listing rules, our Chief Executive Officer is not present during voting or deliberations concerning his own compensation.

Competitive Market Benchmarking

The Remuneration Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program. While the Remuneration Committee did not establish compensation levels based solely on benchmarking, pay practices at other companies are a factor that the Remuneration Committee considered in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

The peer companies referenced in determining compensation actions with respect to the 2023 fiscal year were selected by the prior Remuneration Committee with the support of Aon, which, beginning in 2011, has been retained to conduct comprehensive reviews of the Company’s executive compensation practices.

Our peer companies for 2023 compensation evaluation were selected prior to the start of 2023 in consultation with Aon and included publicly-traded biopharmaceutical companies with between 275 and 2,250 employees, with annual revenues between $160 million and $1.43 billion, and market capitalization of between $400 million and $2.1 billion.

The prior Remuneration Committee considered the foregoing analysis in selecting the following 18 publicly-traded peer companies for use in evaluating compensation actions in the 2023 fiscal year (the "2023 Peer Group"):

ACADIA Pharmaceuticals*	Exelixis*	Neurocrine Biosciences*
Alkermes*	Halozyme Therapeutics*	Pacira Biosciences*
Amphastar Pharmaceuticals*	Incyte*	Sarepta Therapeutics*
BioMarin Pharmaceutical*	Ionis Pharmaceuticals*	Supernus Therapeutics*
Deciphera Pharmaceuticals	Ironwood Pharmaceuticals*	Travere Therapeutics*
Emergent BioSolutions*	Myoyant Sciences	Vanda Pharmaceuticals*

* Included in prior-year peer group.

In addition to the peer group above, the Remuneration Committee also reviewed competitive compensation data from the Aon Global Life Sciences Compensation Survey. For 2023 compensation decisions, the Aon survey group included publicly traded biopharmaceutical companies with between 275 and 2,250 employees, annual revenue between $160 million and $1.43 billion, and market capitalization of between $400 million and $1.2 billion. For benchmarking purposes, Aon then developed a final market composite data point based equally on proxy data and survey data. Aon then assessed the Company’s 2023 compensation against market pay elements such as base salary, target short-term incentives as a percentage of base salary, target total cash compensation, long-term incentives, and target total direct compensation. Additionally, the Company’s incumbent officers were matched to benchmark positions according to each officer’s primary responsibilities.

In late 2023, the Remuneration Committee, with the assistance of Aon, conducted a comprehensive review of the 2023 Peer Group, including to revise the bases on which the peer group was selected to ensure we were assessing the proper benchmarks, particularly in light of our recent restructuring activities. The scope of companies in this review included publicly-traded biopharmaceutical companies between 75 and 600 employees, with annual revenues between $100 million and $825 million, and market capitalization of between $100 million and $1.3 billion. The Remuneration Committee and Aon also qualitatively evaluated each company based on business focus and corporate strategy.

This review resulted in the following peer group of 18 publicly-traded companies for use in evaluating compensation actions in the 2024 fiscal year:

ANI Pharmaceuticals	Ironwood Pharmaceuticals*	Puma Biotechnology
Coherus BioSciences	Intercept Pharmaceuticals	Rigel Pharmaceuticals
Collegium Pharmaceuticals	Karyopharm Therapeutics	Supernus Therapeutics*
Deciphera Pharmaceuticals*	Ligand Pharmaceuticals	Travere Therapeutics*
Harrow Health	MacroGenics	Vanda Pharmaceuticals*
Innoviva	Pacira Biosciences*	Xeris Biopharma

* Included in 2023 Peer Group.

Implementation of Objectives

In fiscal year 2023, our executive compensation program consisted of the following forms of compensation, each of which is described below in greater detail:

•
Base Salary
•
Annual Incentive Bonus
•
Equity Compensation (subject to time and/or performance vesting)

•
Employee Benefit Programs

In general, the Remuneration Committee aimed to set executives’ total cash compensation (base salary plus target bonus) at levels near the 50th percentile for executives with similar roles in the Company’s peer group. Long-term incentive awards include stock options and restricted stock units and the value of such awards is generally targeted at the 50th percentile of our peer group. The Remuneration Committee believes that the 50th percentile for total compensation is the minimum total compensation level that will allow us to attract and retain highly skilled executives.

Base Salary

Overview of 2023 Compensation

In 2023, Amarin's executive base salaries were generally at the market 50th percentile of executives with similar roles at the Company’s 2023 Peer Group. The Remuneration Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry and generally aims to set executives' base salaries, in the aggregate at the 50th percentile. The Remuneration Committee’s choice of this target percentile reflects consideration of our shareholders’ interests in paying what is necessary to attract and retain qualified executives and achieve our corporate goals, while conserving cash and equity as much as practicable. We believe that, given the industry in which we operate and our compensation philosophy and objectives, base salaries at the 50th percentile are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer for 2023, the Remuneration Committee also considered the following factors:

•
job criticality and individual performance of the executive, as well as overall performance of the Company, during the prior year;
•
the overall make-up of the senior leadership team and demands on the members given the Company's recently implemented restructurings;
•
level of responsibility, including breadth, scope, and complexity of the position;
•
level of experience and expertise of the executive;
•
internal review of the executive’s compensation relative to other executives to ensure internal equity;
•
level of the executive’s compensation in the form of equity incentive awards; and
•
executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire (or promotion) and are set to be competitive with peer companies in our industry. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance, and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion. The Chief Executive Officer assisted the Remuneration Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.

Changes in Base Salaries for 2023

In January 2023, the Remuneration Committee approved a 4.0% merit-based salary increase, effective February 1, 2023 for the named executive officers contributing to the 2023 base salary amounts as set forth below. In determining these increases, in addition to the considerations listed above, the Remuneration Committee took into consideration the median projected salary increases in the biopharmaceutical industry and how each individual’s salary compared to the market 50th percentile of the 2023 Peer Group.

Individual	2022 Base Salary	2023 Base Salary
Thomas C. Reilly	$525,000	$560,000	*
Steven B. Ketchum, Ph.D.	$621,000	$645,840
Aaron D. Berg	$569,300	$592,076	**

* In connection with Mr. Reilly's promotion to EVP, Chief Financial Officer and Global Head of HR on August 1, 2023 his base salary increased from $546,000 to $560,000.

** On April 13, 2023, Mr. Berg was appointed Interim President and Chief Executive Officer with an annual base salary set at $700,000. Upon the appointment of Mr. Holt as President and Chief Executive Officer on July 18, 2023, Mr. Berg returned to his role and U.S. President with his annual base salary returning to $592,000.

Mr. Holt's initial base salary was set at $675,000 in connection with his hire in July 2023. Mr. Provoost's initial base salary was set at $465,000 in connection with his hire in November 2023.

The prior Remuneration Committee approved a 5% merit increase for Mr. Mikhail to increase his annual base salary to $836,300, effective as of February 1, 2023. Mr. Mikhail separated from the Company in March 2023.

Cash Incentive Awards

The Company also provides executive officers with the opportunity to earn annual performance-based cash bonuses, which are specifically designed to reward executives for overall corporate performance as well as, for executives other than the Chief Executive Officer, individual performance in a given year.

The Board has adopted a Management Incentive Compensation Plan (“MICP”), under which the Remuneration Committee each year determines and approves corporate and individual performance goals and achievement of these goals for purposes of determining annual performance-based cash bonuses. The MICP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the MICP is intended to:

i.
increase management focus on goals that are challenging but achievable and intended to create value for shareholders;
ii.
encourage management to work as a team to achieve the Company’s goals;
iii.
encourage individuals to realize goals that are meaningful to the Company;
iv.
provide incentives for management to strive for achievement above and beyond the Company goals; and
v.
help attract and retain high quality senior management personnel.

The MICP provides that the bonus potential for our executive officers will be established on an annual basis by the Remuneration Committee. Under the MICP, the actual amount of the bonus paid is calculated on a formulaic basis based upon achievement of pre-determined performance goals. In order to be eligible to receive a bonus, the Company must have achieved at least a specified percentage of the corporate and individual goals for that year. The corporate goals and the relative weighting of the corporate and individual performance goals, as well as the relative weighting for each individual of individual performance goals, are established by the Remuneration Committee on an annual basis, shortly after our Board approves our annual operating plan (referred to herein as the Company’s “2023 operating plan” or the “Company’s plan”). Historically, the Remuneration Committee has determined it appropriate to have our Chief Executive Officer’s goals match our corporate goals and for no portion of his annual incentive bonus to be determined based on individual performance goals; however, given that Mr. Holt's compensation package was so heavily weighted in performance-based options to align his compensation with share price appreciation, Mr. Holt was not granted a specified bonus target as part of his overall compensation package and instead any incentive compensation would be awarded in the Board or the Remuneration Committee's discretion. For all other executive officers, individual goals are determined on an annual basis by the Remuneration Committee based on their areas of functional responsibility.

Under the MICP, the Remuneration Committee reserves the right to make subjective assessments of executive performance and to separately reward performance beyond established individual or corporate goals and targets, and to award a smaller or larger bonus than provided for in the MICP, or to award no bonus.

For fiscal year 2023, the target bonus potential for our senior management team as a percentage of base salary ranged from 75% for our former President and Chief Executive Officer, 50% for our Executive Vice Presidents, 40-50% for our Senior Vice Presidents, and 30-35% for our Vice Presidents.

Fiscal Year 2023 Annual Bonus Incentive

During the fourth quarter of 2023 and January 2024, the Remuneration Committee assessed the Company’s performance against corporate performance goals established for 2023 and, for executive officers other than our President and Chief Executive Officer, the executive’s overall performance against individual performance goals established for 2023. The Board approved the pre-defined 2023 corporate goals in January 2023, and the new Board made some revisions as the year progressed to change the goal of establishing an environment, social and governance plan to a goal of establishing a broad-based enterprise risk management program, given the needs of the Company.

Set forth below are the corporate goals that were approved by the Remuneration Committee for the 2023 fiscal year, as well as the relative weighting of these goals and the Remuneration Committee’s determination of achievement for each goal.

2023 Corporate Goals

Certain of the metrics under the MICP tied to the 2023 operating plan above and throughout this Proxy Statement include highly sensitive data, including international expansion projections, inventory purchase requirements, cash outflows, and support for supplier capacity expansion. We do not disclose the specific target levels for these metrics, including as they inform certain individual performance goals, because we believe that such disclosure would result in competitive harm to our Company. Revealing these metrics, including the reasoning for setting targets at specific levels, could potentially reveal insights about our commercialization plans and research and other objectives that our competitors could use against us in the marketplace for similar pharmaceutical products. We believe each of these target levels was designed to be challenging but attainable under assumed conditions if we had what we considered to be a successful year. Determinations of achievement were made by the Board and the Remuneration Committee.

Financial (60%) This goal established target performance for the Company regarding the operational financial performance. The specific goal was as follows:

•
Achieve certain financial targets around revenue, operating expenses, cash and inventory in line with the 2023 operating plan. This goal was determined to be 92% achieved, resulting in a weighted score of 55%.

Commercial (20%). These goals established target performance for the Company regarding the commercialization of VASCEPA in the United States, Europe and Rest of the World. The specific goals and the determined achievement for each were as follows:

•
Defend the Company's share of lives in exclusive payor segments (35% of Commercial goals). This goal was determined to be 150% achieved, resulting in a weighed score of 10%.
•
Achieve European market access consistent with operating plan (35% of Commercial goals). This goal was determined to be 80% achieved, resulting in a weighed score of 5%.
•
Obtain regulatory approval in at least nine additional countries (10% of Commercial goals). This goal was determined to be 80% achieved, resulting in a weighed score of 2%.
•
Enter into partnerships in certain international markets (10% of Commercial goals). This goal was determined to be 125% achieved, resulting in a weighed score of 2%.
•
Secure product availability to support European launches and international expansion (10% of Commercial goals). This goal was determined to be 100% achieved, resulting in a weighed score of 2%.

Pipeline & Medical (10%). These goals establish target performance for the Company regarding research and development, as well as business development activities. The specific goals were as follows:

•
Position the fixed-dose product for readiness to initiate clinical program in accordance with the operating plan (50% of Pipeline & Medical goals). This goal was determined to be 100% achieved, resulting in a weighed score of 5%.
•
Advance the knowledge of VAZKEPA's value, efficacy, and mode of action, as well as, enhance the level of scientific knowledge and conviction in VAZKEPA's clinical value throughout Europe (50% of Pipeline & Medical goals). This goal was determined to be 140% achieved, resulting in a weighed score of 7%.

People & Culture (10%). This goal established target performance for the Company regarding the culture throughout the organization. The specific goal was as follows:

•
Create and implement a global enterprise risk management program (40% of People & Culture goals). This goal was determined to be 150% achieved, resulting in a weighed score of 6%.
•
Initiate the first global employee engagement survey and achieve a pre-defined level of participation (30% of People & Culture goal). This goal was determined to be 100% achieved, resulting in a weighed score of 3%.
•
Attract and retain key talent to Amarin, with a voluntary turnover rate below industry average (30% of People & Culture goal). This goal was determined to be 100% achieved, resulting in a weighed score of 3%.

In total, the Remuneration Committee determined that these pre-defined corporate goals were achieved at the 100% level.

Individual Performance-Based Cash Bonus Awards

Thomas C. Reilly, Executive Vice President, Chief Financial Officer and Head of HR (principal financial officer and principal accounting officer)

For Mr. Reilly, individual performance goals for fiscal year 2023 were focused on the areas outlined below:

•
Achieve year end cash target with tight overall finance management to strengthen operational financial position, including to end 2023 with a target level of cash and ensuring operational cost reductions are executed upon (50%)
•
Achievements related to financial system automation (25%)
•
Advance the Global Finance organization, including investor interactions, supporting the organization with financial analytics and budgeting, timely financial closes, and with a high focus on automation. Attract talent and create development opportunities for internal talent (15%)
•
Lead internal control assessment and external financial reporting, including to ensure SOX 404 & 302 controls are met and external financial reporting is done on time and in a compliant manner (10%)

In reviewing the above-described individual performance goals, the Remuneration Committee concluded that Mr. Reilly had achieved 120% of his individual goals.

Steven B. Ketchum, Ph.D., President of Research and Development, Executive Vice President and Chief Scientific Officer

For Dr. Ketchum, individual performance goals for fiscal year 2023 were focused on the areas outlined below:

•
Support ROW expansion of VASCEPA/VAZKEPA, including global product registration, support for existing ex-U.S. partnerships and future potential partnering activities (40%)
•
Support European Union commercialization and expansion of VAZKEPA, including leading the R&D team to support product launch in various European Union countries (20%)

•
Support life cycle management, including advancing fixed-dose-combination by leading the R&D team on reaching internal alignment on development plan and timeline (20%)
•
Support life cycle management and portfolio diversification with focus on evaluation of in-licensing opportunities in support of portfolio diversification strategy (10%)
•
Lead business infrastructure initiatives, with a focus on cash outflow from operations, attraction and retention of key talent, compliance with corporate compliance program, and implementation of business systems (20%)

In reviewing the above-described individual performance goals, the Remuneration Committee concluded that Dr. Ketchum had achieved 100% of his individual goals.

Aaron D. Berg, Executive Vice President and President, U.S.

For Mr. Berg, individual performance goals for fiscal year 2023 were focused on the areas outlined below:

•
Advance financial performance, including with a target level of 2023 U.S. revenue (50%)
•
Lead U.S. commercial operations, including retaining the Company's exclusive coverage with payors (50%)

In reviewing the above-described individual performance goals, the Remuneration Committee concluded that Mr. Berg had achieved 120% of his individual goals.

Based on the 100% achievement of the Company’s 2023 corporate goals and individual performance, the Remuneration Committee approved annual bonus amount set forth in the table below for the named executive officers who were employed for the full fiscal year:

Name	Bonus Target as % of Base Salary	% Based on Company 2023 Corporate Goals	% Based on 2023 Individual Goals	% of Company 2023 Corporate Goals Achieved	% of Individual 2023 Goals Achieved	% of Target Payable	Annual Cash Bonus Amount
Thomas C. Reilly	50%	75%	25%	100%	120%	105%	$294,000
Steven B. Ketchum, Ph.D.	50%	75%	25%	100%	100%	100%	$323,000
Aaron D. Berg	50%	75%	25%	100%	120%	105%	$311,000

Mr. Mikhail was not eligible for an annual bonus in 2023 as a result of his separation from the Company in March 2023.

Mr. Holt's annual bonus is at the sole discretion of the Remuneration Committee and, for 2023, he did not receive an annual bonus. Mr. Provoost was not eligible for an annual bonus in 2023 as a result of being hired in December 2023.

Interim President and CEO Bonus

The Remuneration Committee approved a one-time bonus for Mr. Berg for 2023 in the amount of $150,000 in recognition of his contributions as the Interim President and CEO during the period from April 2023 to July 2023.

Equity Compensation

Overview

Stock Options and Restricted Stock Units. As an important component of our compensation program, executive officers are eligible to receive equity compensation, which has historically been in the form of stock options, restricted stock units and performance-based restricted stock units. The Remuneration Committee grants stock options and restricted stock units (both time-based and, historically, performance-based) to executive officers to aid in their retention, to motivate them to assist with the achievement of both near-term and long-term corporate objectives and to align their interests with those of our shareholders by creating a return tied to the performance of our share price. In determining the form, date of issuance and value of a grant, the Remuneration Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

We believe that equity awards, through stock options and restricted stock units, align the objectives of management with those of our shareholders with respect to long-term performance and success. We believe that such equity awards encourage executive officers to remain with the Company and also focus on our long-term performance as well as the achievement of specific performance goals.

Equity Award Grant Policy. We have an equity award grant policy that formalizes our process for granting equity-based awards to officers and employees. Under our equity award grant policy, all grants to executive officers must be approved by our Board or Remuneration Committee and all grants to other employees must be granted within guidelines approved by our Board or Remuneration Committee. All stock options have an exercise price equal to the fair market value of our Ordinary Shares, calculated based on our closing market price on the applicable grant date. Under our equity award grant policy, equity awards will generally be granted as follows:

•
grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will generally be made at meetings of the Remuneration Committee, and effective on the first trading day of the month following the later of (1) the hire date or the promotion date or (2) the date on which such grant is approved; and
•
grants made to existing employees other than in connection with a promotion will be made, if at all, on an annual basis and generally shall be made effective on the first trading day of the month following the date on which such grant is approved.

Equity Grants Awarded in Fiscal Year 2023

In considering annual equity awards for our executive officers in 2023, the prior Remuneration Committee aimed to grant equity that generally targeted the 50th to 75th percentile of the Company’s 2023 Peer Group. Equity awards in 2023 were comprised of a mix of time-based stock options (vesting over a four-year period), time-based restricted stock unit awards (vesting over a three-year period), and performance-based restricted stock unit awards (with vesting tied to the achievement of pre-defined performance milestones; including the achievement of pre-defined cash milestones). Equity awards made in 2023 were granted with a view towards both retaining and incentivizing our executives in future periods. Our 2023 retention program, under which certain retention equity awards were granted to certain executive officers and eligible employees in July 2023, was a complement to our organizational restructuring program announced in July 2023, resulting in the elimination and consolidation of certain roles across our organization, both in the United States and abroad.

The grant date fair values of the equity awards granted to executive officers for the 2023 fiscal year are reflected in the Summary Compensation Table below and the number of shares subject to equity awards granted in 2023 is reflected in the Grants of Plan-Based Awards table below.

With respect to the Black-Scholes option-pricing model required under FASB ASC Topic 718 and discussed further below, historical variable assumptions and other variables can cause model prices to be more or less than the actual value of an option when exercised or in an ultimate exit. Actual option value is instead based on the performance of our Ordinary Shares, which can vary significantly from these historical variable assumption-based valuation estimates. Because the actual value is based on share performance, the Remuneration Committee believes that the equity awards create added and important alignment of management with our other shareholders regarding our long-term growth.

Employee Benefit Programs

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to the terms of such plans and applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare, and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Our executive officers participate in the same employee benefit plans as other employees of the Company on the same terms as such employees.

Our retirement savings plan (“401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which all U.S. employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the IRS, which contributed amounts are eligible for a discretionary percentage match, in cash, as defined in the 401(k) Plan and determined by the Board. We recognized $2.7 million of compensation expense related to the 401(k) Plan for the year ended December 31, 2023.

Tax and Accounting Considerations

In making compensation decisions affecting our executive officers, the Remuneration Committee considers our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Remuneration Committee considers the requirements and impact of Section 162(m) of the Code. Under Section 162(m) of the Code compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible for tax purposes unless the compensation qualifies for certain grandfathered exceptions for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Remuneration Committee considers tax implications as one factor in determining executive compensation, the Remuneration Committee also looks at other factors in making its decisions and believes that shareholder interests are best served if the Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives.

Stock Ownership Guidelines

The Board believes it is important to align the interests of our executive officers with those of its shareholders. To this end, in March 2013, the Board established Stock Ownership Guidelines for its executive officers. The guidelines require that each executive officer maintain an equity interest in the Company with a value at least equal to a multiple of the executive officer’s base salary, as follows:

Position	Target
Chief Executive Officer	3x annual base salary
Other Executive Officers	1x annual base salary

Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares owned (including shares purchased on the open market or acquired upon the exercise of stock options or the settlement of restricted stock units). The calculation of an individual’s equity interest, however, does not include the value of unexercised stock options (whether or not vested), unvested restricted stock, and unvested restricted stock units. Executive officers have five years from commencement of their appointment as an executive officer to attain these ownership levels. If an executive officer does not meet the applicable guideline by the end of the five-year period, the officer is required to hold a minimum of 50% to 100% of the shares issued upon the exercise or settlement of any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any officer on whom this requirement could impose a financial hardship.

As of the date of this Proxy Statement, all of the Company’s named executive officers have satisfied these ownership guidelines, or have time to do so.

Additionally, we have instituted Stock Ownership Guidelines for our non-employee directors. For information regarding these guidelines, see the section entitled “Director Compensation-Non-Employee Director Compensation.”

Clawback Policy

In October 2023, we adopted a compensation recovery policy (the "Clawback Policy"), in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers, including all of our named executive officers. Under the Clawback Policy, if we are required to prepare a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

REMUNERATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Remuneration Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended December 31, 2023.

Submitted by the Remuneration Committee of the Board of Directors

Diane Sullivan (Chairwoman effective March 2023)

Patrice Bonfiglio (member effective March 2023)

Paul Cohen (member effective March 2023)

Keith L. Horn (member effective March 2023)

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years indicated.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Patrick J. Holt	2023	306,779	-	-	1,833,250	-	3,991	2,144,020
President and Chief Executive Officer(1)

Thomas C. Reilly	2023	550,083	-	428,040	759,785	294,000	33,552	2,065,460
Executive Vice President, Chief Financial Officer and Global Head of HR(2)	2022	280,367	-	288,000	116,325	326,000	4,803	1,015,495

Steven B. Ketchum, Ph.D.	2023	643,770	-	428,040	759,785	323,000	34,512	2,189,107
Executive Vice President, President of Research and Development and Chief Scientific Officer	2022	618,375	-	645,258	378,345	361,000	11,812	2,014,790
	2021	562,608	-	1,462,784	1,084,166	258,000	7,012	3,374,570

Aaron D. Berg	2023	622,486	150,000	428,040	759,785	311,000	34,512	2,305,823
Executive Vice President, and President, U.S.	2022	566,891	-	645,258	378,345	335,000	11,812	1,937,306
	2021	505,100	-	1,462,781	1,084,166	233,406	7,012	3,292,465

Jonathan N. Provoost	2023	59,913	100,000	-	499,183	-	168	659,264
Executive Vice President, Chief Legal & Compliance Officer and Secretary(3)

Karim Mikhail	2023	221,585	-	2,051,280	2,363,683	-	228,058	4,864,606
Former President and Chief Executive Officer(4)	2022	799,637	-	4,446,672	2,273,228	660,101	213,913	8,393,551
	2021	672,747	50,000	3,099,291	1,546,456	430,000	36,059	5,834,553

(1)
Mr. Holt joined the Company on July 18, 2023 as the Company's President and Chief Executive Officer. In addition to serving as our President and Chief Executive Officer, Mr. Holt serves as a member of our Board, but received no additional compensation for his service in such role.
(2)
Mr. Reilly joined the Company on June 20, 2022 as the Company’s Chief Financial Officer.
(3)
Mr. Provoost joined the Company on November 15, 2023 as the Company's Chief Legal and Compliance Officer.
(4)
Mr. Mikhail separated from the Company as President and Chief Executive Officer in March 2023. Mr. Mikhail is paid in CHF which has been translated at the average 2023 exchange rate of 1.16.

(5)
The amount reported in this column for 2023 for Mr. Berg represents a one-time bonus in recognition for his contributions as the Interim President and Chief Executive Officer during the period of April 2023 to July 2023. For Mr. Provoost the amount represents a one-time signing bonus.
(6)
This column reflects the aggregate grant date fair value of time- and performance-based restricted stock unit awards granted in each year calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures related to service-based vesting. For performance- based restricted stock units, the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions. For the performance-based restricted stock units granted in 2023, the grant date fair value of each such award is based on the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K.
(7)
This column reflects the aggregate grant date fair value of time-based and performance-based stock option awards granted in each year and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures related to service-based vesting. The value of the performance-based stock option granted to Mr. Holt in 2023 reflects the value of the award at the grant date based upon the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement of the performance conditions. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2023 Annual Report on Form 10-K.
(8)
This column reflects payments made under the MICP, including stretch bonus amounts, and special incentive bonus programs in respect of the year earned. See the discussion regarding 2023 annual in “Executive Compensation Discussion and Analysis” for further information regarding the performance measures.
(9)
The amounts included in this column represent Company-paid match of 401(k)/pension contributions and life insurance premiums. For each of Mr. Reilly, Dr. Ketchum and Mr. Berg in 2023 this amount also includes $26,700 in car allowance. For Mr. Mikhail in 2023, this amount included $187,381 related to his unused vacation time as part of his separation from the Company, $32,988 in housing allowance and $4,948 in car allowance.

Narrative to the 2023 Summary Compensation Table

The amounts reported in the Summary Compensation Table, including base salary, stock awards, option awards, and payments made under the MICP, are described more fully above under “Executive Compensation Discussion and Analysis.”

Grants of Plan-Based Awards Tables for the First Year Ended December 31, 2023

The following table sets forth certain information regarding grants of option awards to the named executive officers during fiscal year 2023:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Estimated Future Payouts for Equity Incentive Plan Awards: Target (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(3)
Patrick J. Holt	8/1/2023	5,000,000	5,000,000	1.90	1,833,250
Thomas C. Reilly	2/21/2023	269,600	-	1.80	397,907
	7/19/2023	404,400	-	1.08	361,877
Steven B. Ketchum, Ph.D.	2/21/2023	269,600	-	1.80	397,907
	7/19/2023	404,400	-	1.08	361,877
Aaron D. Berg	2/21/2023	269,600	-	1.80	397,907
	7/19/2023	404,400	-	1.08	361,877
Jonathan N. Provoost	12/1/2023	800,000	-	0.75	499,183
Karim Mikhail	2/21/2023	1,601,500	-	1.80	2,363,683

(1)
The options granted on February 21, 2023 and December 1, 2023 vest over four years, with 25% vesting on the first anniversary of the grant date and the balance vesting ratably over the subsequent 12 calendar quarters. The options granted on July 19, 2023 vest 50% on both January 1, 2024 and January 1, 2025.
(2)
The option granted to Mr. Holt on August 1, 2023 vests and is earned only if we achieve share price hurdles ranging from $2.50 to $15.00, and the earned option shares are subject to five months of further time-based vesting once a share price hurdle has been achieved. To date, none of the pre-defined share price milestones have been achieved and, as a result, none of the shares underlying the options have vested.
(3)
This column reflects the aggregate grant date fair value of option awards granted in 2023, and is calculated in accordance with FASB ASC 718, using the Black-Scholes option-pricing model, excluding the effect of estimated forfeitures related to service-based vesting. The value of the performance-based stock option granted to Mr. Holt in 2023 reflects the aggregate grant date fair value, and is calculated in accordance with FASB ASC 718, using the Monte Carlo option-pricing model, which is based upon the probable outcome of the performance conditions being achieved. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K.

The following table sets forth certain information regarding grants of restricted stock unit awards subject to time-based vesting to the named executive officers during fiscal year 2023:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(1)
Thomas C. Reilly	2/21/2023	134,800	242,640
Steven B. Ketchum, Ph.D.	2/21/2023	134,800	242,640
Aaron D. Berg	2/21/2023	134,800	242,640
Karim Mikhail	2/21/2023	800,800	1,441,440

(1)
This column reflects the grant date fair value of time-based restricted stock unit awards granted in 2023, calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2023 Annual Report on Form 10-K.
(2)
These restricted stock unit awards vest in three equal annual installments on each of February 21, 2024, February 21, 2025 and February 21, 2026.

The following table sets forth certain information regarding grants of restricted stock unit awards subject to performance-based vesting to the named executive officers during fiscal year 2023:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Thomas C. Reilly	2/21/2023	103,000	185,400
Steven B. Ketchum, Ph.D.	2/21/2023	103,000	185,400
Aaron D. Berg	2/21/2023	103,000	185,400
Karim Mikhail	2/21/2023	338,800	609,840

(1)
There is no threshold for these awards and the target equates to the maximum. Except as noted below, these restricted stock unit awards vest and are earned only if pre-defined cash and operational milestones are achieved by December 31, 2024 and December 31, 2025. To date, certain of the pre-defined cash and operational milestones have been achieved and, as a result, 51,500 of the restricted stock units have vested for Mr. Reilly, Dr. Ketchum and Mr. Berg on January 10, 2024.
(2)
This column reflects the grant date fair value, calculated in accordance with FASB ASC 718 assuming the probable outcome of the performance condition on the grant date, which was assumed to be maximum achievement of such condition.

The following table sets forth certain information regarding grants of non-equity incentive plan awards to the named executive officers during fiscal year 2023:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)
		Target(1)	Maximum(1)
Thomas C. Reilly	-	280,000	399,000
Steven B. Ketchum, Ph.D.	-	323,000	460,000
Aaron D. Berg	-	296,000	422,000
Karim Mikhail (2)	-	669,040	1,004,000

(1)
The amounts in the “Target” and “Maximum” columns reflect the potential payouts under the 2023 MICP. The amounts in the “Maximum” column represent the amounts that could be earned if all corporate performance and individual performance goals under the 2023 MICP were achieved. Actual bonuses awarded to the individuals were based on achievement of the pre-defined objectives and are discussed in the “Executive Compensation Discussion and Analysis” section.
(2)
Mr. Mikhail separated from the Company in March 2023 and did not receive an annual bonus.

Option Exercises and Stock Vested During 2023

The following table sets forth the number of shares acquired by the named executive officers upon the exercise of stock options and vesting of restricted stock units in fiscal year 2023 as well as the value realized upon exercise or vesting. The value realized represents the aggregate difference between the fair market value of shares on the dates of exercise or vesting and the exercise prices, if any, multiplied by the number of shares acquired upon exercise or vesting, prior to payment of any applicable withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick J. Holt	-	-	-	-
Thomas C. Reilly	-	-	50,001	59,501
Steven B. Ketchum, Ph.D.	-	-	151,683	215,037
Aaron D. Berg	-	-	180,816	267,477
Jonathan N. Provoost	-	-	-	-
Karim Mikhail	-	-	346,100	585,132

Outstanding Equity Awards at Fiscal Year-End 2023

The following table shows information regarding outstanding stock option awards at December 31, 2023 for our named executive officers:

	Grant Date	Number of Securities Underlying Unexercised Options			Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Name		Exercisable (#)	Unexercisable (#)
Patrick J. Holt	8/1/2023	-	-		5,000,000	1.19	8/1/2033
Thomas C. Reilly	7/1/2022	37,500	62,500	(1)	-	1.44	7/1/2032
	2/21/2023	-	269,600	(2)	-	1.80	2/21/2033
	7/19/2023	-	404,400	(3)	-	1.08	7/19/2033
Steven B. Ketchum, Ph.D.	2/1/2018	31,687	-		-	3.80	2/1/2028
	2/1/2019	53,500	-		-	16.87	2/1/2029
	2/3/2020	90,469	6,031	(5)	-	18.39	2/3/2030
	1/4/2021	145,125	48,375	(4)	-	5.03	1/4/2031
	8/2/2021	54,422	42,328	(2)	-	4.22	8/2/2031
	2/4/2022	57,619	74,081	(2)	-	3.66	2/4/2032
	2/21/2023	-	269,600	(2)	-	1.80	2/21/2033
	7/19/2023	-	404,400	(3)	-	1.08	7/19/2033
Aaron D. Berg	2/2/2015	3,906	-		-	1.02	2/2/2025
	7/6/2015	49,998	-		-	2.50	7/6/2025
	2/1/2016	36,458	-		-	1.40	2/1/2026
	2/1/2017	69,270	-		-	2.95	2/1/2027
	5/1/2018	87,750	-		-	2.80	5/1/2028
	2/1/2019	53,500	-		-	16.87	2/1/2029
	2/3/2020	66,344	30,156	(5)	-	18.39	2/3/2030
	1/4/2021	96,750	96,750	(4)	-	5.03	1/4/2031
	8/2/2021	30,235	66,515	(2)	-	4.22	8/2/2031
	2/4/2022	-	131,700	(2)	-	3.66	2/4/2032
	2/21/2023	-	269,600	(2)	-	1.80	2/21/2033
	7/19/2023	-	404,400	(3)	-	1.08	7/19/2033
Jonathan Provoost	12/1/2023	-	800,000	(6)	-	0.75	11/15/2033
Karim Mikhail	7/1/2020	68,750	-		-	7.03	5/1/2024
	1/4/2021	25,875	-		-	5.03	5/1/2024
	4/12/2021	145,100	-		-	4.97	5/1/2024
	2/4/2022	247,282	-		-	3.66	5/1/2024

(1)
Twenty-five percent (25%) of the shares underlying this stock option vested on June 20, 2023, and the remaining 75% of the shares underlying this option vest ratably over the next 12 quarters.
(2)
Twenty-five percent (25%) of the shares underlying this stock option vest on the first anniversary of the grant date, and the remaining 75% of the shares underlying this option vest ratably over the next 12 quarters.
(3)
The shares underlying these stock options vest 50% on each of January 1, 2024 and January 1, 2025.
(4)
Twenty-five percent (25%) of the shares underlying this stock option vested on January 4, 2022, and the remaining 75% of the shares underlying this option vest ratably over the next 12 quarters.
(5)
The shares underlying these stock options vest quarterly over 16 quarters beginning April 30, 2020.

(6)
Twenty-five percent (25%) of the shares underlying this stock option vest on December 1, 2024, and the remaining 75% of the shares underlying this option vest ratably over the next 12 quarters.

The following table shows information regarding outstanding restricted stock unit awards at December 31, 2023, for our named executive officers:

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas C. Reilly	7/1/2022	66,666	(2)	57,999	-		-
		-		-	83,333	(6)	72,500
	2/21/2023	134,800	(3)	117,276	-		-
		-		-	103,000	(6)	89,610
Steven B. Ketchum, Ph.D.	2/3/2020	-		-	87,400	(6)	76,038
	1/4/2021	-		-	58,266	(7)	50,691
	8/2/2021	23,883	(5)	20,778	-		-
	2/4/2022	69,133	(4)	60,146	-		-
		-		-	72,600	(6)	63,162
	2/21/2023	134,800	(3)	117,276	-		-
		-		-	103,000	(6)	89,610
Aaron D. Berg	2/3/2020	-		-	87,400	(6)	76,038
	1/4/2021	-		-	29,133	(7)	25,346
	8/2/2021	23,883	(5)	20,778	-		-
	2/4/2022	69,133	(4)	60,146	-		-
		-		-	72,600	(6)	63,162
	2/21/2023	134,800	(3)	117,276	-		-
		-		-	103,000	(6)	89,610

(1)
The market value of the restricted stock unit awards represents the product of the closing price of our stock as of December 31, 2023, the last trading day of the year, which was $0.87, and the number of shares underlying each such award and, with respect to performance-based awards, assumes satisfaction of the applicable performance criteria.
(2)
This restricted stock unit award vests in equal annual installments over three years, commencing June 20, 2023. Amount unvested at December 31, 2023 represents the remaining two vesting tranches.
(3)
This restricted stock unit award vests in equal annual installments over three years, commencing February 21, 2024.
(4)
These restricted stock unit awards vest in equal annual installments over three years, commencing January 31, 2023. Amount unvested at December 31, 2023 represents the remaining two vesting tranches.
(5)
These restricted stock unit awards vest in equal annual installments over three years, commencing July 31, 2022. Amount unvested at December 31, 2023 represents the third and final tranche.
(6)
These restricted stock unit awards vest upon achievement of certain sales and operational performance goals. As of December 31, 2023, the specified performance criteria had not been achieved.
(7)
These restricted stock unit awards vest upon achievement of certain sales and operational performance goals and are subject to certain further time-based vesting. Amarin’s Remuneration Committee certified the achievement of performance effective as of February 21, 2023, resulting in the vesting of two tranches at such time, with the remaining third tranche scheduled to vest on January 4, 2024.

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during fiscal year 2023.

Nonqualified Deferred Compensation

During fiscal year 2023, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Change of Control and Severance Arrangements

We have entered into employment agreements or arrangements with each of our named executive officers. These agreements set forth the individual’s base salary, bonus compensation, equity compensation and other employee benefits, which are described above in “Executive Compensation Discussion and Analysis”. In January 2021, Amarin adopted an Executive Severance and Change of Control Plan (the “Executive Severance Plan”), pursuant to which our U.S. officers with a title of vice president and higher (at the time of termination) are eligible for certain severance benefits. Under the Executive Severance Plan, if a named executive officer’s employment agreement includes severance or change of control benefits that are more favorable than those provided under the Executive Severance Plan, then the more favorable term or provision, or relevant combination thereof, will be applicable for the benefit of the named executive officer, except that in no event will there be duplication of payments or benefits under the Executive Severance Plan and the named executive officer’s employment agreement. Furthermore, if any outstanding equity awards are subject to more favorable acceleration or other terms than those provided in the Executive Severance Plan, the terms of the applicable outstanding equity award will control. The benefits provided to our named executive officers under the Executive Severance Plan or the applicable employment agreements are described below. Pursuant to the Executive Severance Plan and the terms of Mr. Holt's employment agreement with the Company, in the event of a termination of a named executive officer’s employment by us without cause or by a named executive officer for good reason, in each case, during the 24-month period following a change of control and subject to the execution and effectiveness of a separation agreement including, among other things, a general release of claims in favor of Amarin, our named executive officers are eligible for the following severance payments and benefits under the Executive Severance Plan or, in the case of Mr. Holt, his employment agreement:

•
Dr. Ketchum, Mr. Reilly, Mr. Provoost and Mr. Berg will each be entitled to a lump sum cash payment equal to 1.5 times the sum of such named executive officer’s base salary plus such named executive officer’s target annual performance bonus for the year in which termination occurs or, if higher, the target annual performance bonus in effect as of immediately prior to the change of control (the higher of such amounts, the “Target Bonus”), continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination, for up to 18 months and accelerated vesting of all of such named executive officer’s then-outstanding stock options, restricted stock units or other equity incentive awards (whether or not subject to time- based vesting) (the “Outstanding Equity Awards”);
•
Mr. Holt will be entitled to a lump sum cash payment equal to 2.0 times his base salary and 2.0 times his Target Bonus and continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination, for up to 18 months.
•
Mr. Mikhail, who separated from the Company effective in March 2023, would have been entitled to continuation of his base salary for 24 months, a lump sum cash payment equal to 2.0 times his Target Bonus, continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination, for up to 24 months and accelerated vesting of all of his Outstanding Equity Awards. Mr. Mikhail has asserted that he is entitled to severance payments as the result of his resignation, which the Company is disputing.

Under the Executive Severance Plan, and Mr. Holt's employment agreement with the Company, in the event that a named executive officer’s employment is terminated by us without cause (or, to the extent a named executive officer’s employment agreement provides good reason protection outside of a change of control, if the participant terminates employment for good reason) outside the 24-month period following a change of control, and subject to the execution and effectiveness of a separation agreement, our named executive officers are eligible for the following severance payments and benefits under the Executive Severance Plan or, in the case of Mr. Holt under his employment agreement with the Company:

•
Dr. Ketchum, Mr. Reilly, Mr. Provoost and Mr. Berg will each be entitled to continuation of such named executive officer’s base salary for 12 months, continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination, for up to 12 months and six months of accelerated vesting of such named executive officer’s outstanding equity awards subject solely to time-based vesting (collectively, the “Non-CEO Executive Severance Benefits”);
•
Mr. Holt will be entitled to continuation of his base salary for 18 months, an amount equal to 1.5 times his Target Bonus payable in substantially equal installments over the course of 18 months and continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination for up to 18 months.
•
Mr. Mikhail would have been entitled to continuation of his base salary for 18 months, an amount equal to 1.5 times his Target Bonus which would have been payable in substantially equal installments over the course of 18 months, continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination, for up to 18 months, and 12 months of accelerated vesting of his outstanding equity awards subject solely to time-based vesting.

The stock option agreement governing Mr. Holt’s performance-based stock option provides that, upon a change in control that occurs prior to August 31, 2032, subject to his continuous service to the Company through the date of the change in control or, if his employment is terminated by the Company without cause or by him for good reason (in either case an “Involuntary Termination”) and such Involuntary Termination occurs within three months prior to the change in control (a “Pre-Change in Control Involuntary Termination”), subject to Mr. Holt’s execution and the effectiveness of a separation agreement, the performance vesting condition with respect to the stock option shall be deemed satisfied (i.e., all share price hurdles shall be deemed achieved) as of immediately prior to the change in control. If Mr. Holt’s stock option is not assumed, substituted, or continued by the Company or its successor entity in such change in control, subject to (i) Mr. Holt’s continuous service through the change in control or (ii) a Pre-Change in Control Involuntary Termination and his execution and the effectiveness of a separation agreement, the time-based vesting conditions applicable to the stock option shall be deemed to be fully satisfied as of immediately prior to the change in control. If Mr. Holt’s stock option is assumed, substituted, or continued by the Company or its successor entity in a change in control, the time-based vesting condition shall be deemed to be satisfied upon the earlier of (i) the date that is 12 months following the change in control and (ii) an involuntary termination, subject to the Mr. Holt’s execution and the effectiveness of a separation agreement.

Potential Payments upon Termination or Change in Control

The table below shows the benefits potentially payable to each of our named executive officers assuming the named executive officer’s employment was terminated without cause by the Company or for good reason within 24 months following a change of control and such termination occurred on December 31, 2023. Mr. Mikhail's employment terminated in March 2023. Mr. Mikhail has asserted that he is entitled to severance payments as a result of his resignation, which the Company is disputing. As of the date of this Proxy Statement, he has not received any severance payments or benefits in connection with the termination of his employment

Name	Base Salary ($)	Bonus Payment ($)	Accelerated Vesting of Options(1) ($)	Accelerated Vesting of Restricted Stock Units(2) ($)	Continuation of Health Benefits ($)	Total ($)
Patrick J. Holt	1,350,000	-	-	-	50,739	1,400,739
Thomas C. Reilly	840,000	420,000	-	337,385	52,390	1,649,775
Steven B. Ketchum, Ph.D.	968,760	484,380	-	477,701	50,739	1,981,580
Aaron D. Berg	888,114	444,057	-	452,356	52,390	1,836,917
Jonathan N. Provoost	697,500	232,500	96,000	-	52,390	1,078,390

(1)
The value of the accelerated vesting of options equals the difference (if positive) between the option exercise price and the closing price per share of our ADSs on December 29, 2023 ($0.87), the last trading day of the year, multiplied by the number of shares that would have been accelerated upon a termination occurring on December 31, 2023. As of December 31, 2023, all stock options held by the named executive officers, other than the stock option held by Mr. Provoost, were underwater.
(2)
The value of the accelerated vesting of restricted stock units equals the closing price per share of our ADSs on December 29, 2023, the last trading day of the year, multiplied by the number of restricted stock units that would have been accelerated upon a termination occurring on December 31, 2023. Included in these amounts are amounts related to performance-based restricted stock units that would vest upon a change in control of $162,110 for Mr. Reilly, $279,501 for Dr. Ketchum, and $254,156 for Mr. Berg.

The table below shows the benefits potentially payable to each of our named executive officers assuming the named executive officer’s employment was terminated by the Company without cause (or to the extent a named executive officer's employment agreement provides good reason protection outside of aa change of control, if the participant terminates employment for good reason) other than within 24 months following change of control and assuming such termination occurred on December 31, 2023.

Name	Base Salary ($)	Bonus Payment ($)	Accelerated Vesting of Options(1) ($)	Accelerated Vesting of Restricted Stock Units(2) ($)	Continuation of Health Benefits ($)	Total ($)
Patrick J. Holt	1,012,500	-	-	-	50,739	1,063,239
Thomas C. Reilly	560,000	280,000	-	68,091	34,927	943,018
Steven B. Ketchum, Ph.D.	645,840	322,920	-	69,165	33,826	1,071,751
Aaron D. Berg	592,076	296,038	-	69,165	34,927	992,206
Jonathan N. Provoost	465,000	232,500	-	-	34,927	732,427
(1)
The value of the accelerated vesting of time-based options equals the difference (if positive) between the option exercise price and the closing price per share of our ADSs on December 29, 2023 ($0.87), the last trading day of the year, multiplied by the number of shares that would have been accelerated upon termination. As of December 31, 2023, all stock options held by the named executive officers, other than the stock option held by Mr. Provoost, were underwater.

(2)
The value of the accelerated vesting of time-based restricted stock units equals the closing price per share of our ADSs on December 29, 2023 ($0.87), the last trading day of the year, multiplied by the number of time-based restricted stock units that would have been accelerated upon termination.

Chief Executive Officer Pay Ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s total annual compensation to the total annual compensation of the principal executive officer (“PEO”). Our PEO for 2023 was Mr. Patrick J. Holt, whose compensation from July 2023 through the end of the year is annualized in the below table.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the required disclosure is to provide a measure of pay equity within the organization. We are committed to internal pay equity, and our Remuneration Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

As illustrated in the table below, our 2023 PEO to median employee pay ratio was approximately 15:1.

PEO 2023 Compensation	$2,512,241
Median Employee 2023 Compensation	$164,472
Ratio of PEO to Median Employee Compensation	15

We identified the median employee using annualized base salary for 2023, bonus(es) earned in 2023, and aggregate grant date fair values for equity awards granted in 2023 for all individuals who were employed by us on December 31, 2023, the last day of our fiscal year (whether employed on a full-time or part-time basis). Reportable wages were annualized for those permanent full-time or part-time employees who were not employed for the full calendar year or who were on a leave of absence for any part of the year.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

A substantial portion of the compensation included in this analysis is based on estimates. Furthermore, as discussed above, the Black-Scholes option-pricing model is used to estimate the value of option awards. Under the Black-Scholes option-pricing model, historical variable assumptions and other variables can cause model prices to be more or less than the actual value of an option when exercised or in an ultimate exit. Actual option value is instead based on stock performance, which can vary significantly from these historical variable assumption-based valuation estimates. The realized value of the long-term equity awards granted to the Company’s CEO and other employees in the future could be considerably more or less than these historical estimates as the future value of the Company’s ADSs cannot be accurately predicted by the Black-Scholes option-pricing model or by any model.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Remuneration Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

											Value of Initial Fixed $100 Investment based on:[4]
Year	Summary Compensation Table Total for John F. Thero[1] ($)	Summary Compensation Table Total for Karim Mikhail[1] ($)	Summary Compensation Table Total for Aaron D. Berg[1] ($)	Summary Compensation Table Total for Patrick J. Holt[1] ($)	Compensation Actually Paid to John F. Thero[1,2,3] ($)	Compensation Actually Paid to Karim Mikhail[1,2,3] ($)	Compensation Actually Paid to Aaron D. Berg[1,2,3] ($)	Compensation Actually Paid to Patrick J. Holt[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Cash Preservation[5]
(a)	(b)	(b)		(b)	(c)	(c)			(d)	(e)	(f)	(g)	(h)	(i)
2023	—	4,864,606	2,305,823	2,144,020	—	(947,388)	1,809,342	2,158,020	1,637,944	1,159,051	4.06	118.87	(55.0)	218%
2022	—	8,393,551	—	—	—	1,247,331	—	—	1,910,071	226,545	5.64	113.65	(105.8)	115%
2021	9,635,654	5,834,553	—	—	(198,701)	3,521,093	—	—	2,873,934	1,523,340	15.72	126.45	7.7	140%
2020	17,915,671	—	—	—	(19,584,674)	—	—	—	4,388,387	(4,869,753)	22.81	126.42	(18.0)	115%

1.
John F. Thero was our PEO from 2014 until he retired effective August 1, 2021. Karim Mikhail was our PEO starting from August 1, 2021 until his resignation on March 27, 2023. Aaron D. Berg was our interim PEO from April 2023 through July 2023. Patrick J. Holt was our PEO starting from July 18, 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Joseph T. Kennedy	Joseph T. Kennedy	Michael W. Kalb	Steven B. Ketchum, Ph.D.
Michael W. Kalb	Michael W. Kalb	Steven B. Ketchum, Ph.D.	Thomas C. Reilly
Steven B. Ketchum, Ph.D.	Steven B. Ketchum, Ph.D.	Aaron D. Berg	Jonathan N. Provoost
Aaron D. Berg	Aaron D. Berg	Jason Marks
	Jason Marks	Thomas C. Reilly

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Karim Mikhail ($)	Exclusion of Stock Awards and Option Awards for Karim Mikhail ($)	Inclusion of Equity Values for Karim Mikhail ($)	Compensation Actually Paid to Karim Mikhail ($)
2023	4,864,606	(4,414,963)	(1,397,031)	(947,388)

Year	Summary Compensation Table Total for Aaron D. Berg ($)	Exclusion of Stock Awards and Option Awards for Aaron D. Berg ($)	Inclusion of Equity Values for Aaron D. Berg ($)	Compensation Actually Paid to Aaron D. Berg ($)
2023	2,305,823	(1,187,825)	691,344	1,809,342

Year	Summary Compensation Table Total for Patrick J. Holt ($)	Exclusion of Stock Awards and Option Awards for Patrick J. Holt ($)	Inclusion of Equity Values for Patrick J. Holt ($)	Compensation Actually Paid to Patrick J. Holt ($)
2023	2,144,020	(1,833,250)	1,847,250	2,158,020

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,637,944	(958,278)	479,385	1,159,051

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Karim Mikhail ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Karim Mikhail ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Karim Mikhail ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Karim Mikhail ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Karim Mikhail ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Karim Mikhail ($)	Total - Inclusion of Equity Values for Karim Mikhail ($)
2023	—	—	—	296,970	(1,694,001)	—	(1,397,031)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Aaron D. Berg ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Aaron D. Berg ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Aaron D. Berg ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Aaron D. Berg ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Aaron D. Berg ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Aaron D. Berg ($)	Total - Inclusion of Equity Values for Aaron D. Berg ($)
2023	669,069	(143,472)	—	165,747	—	—	691,344

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Patrick J. Holt ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Patrick J. Holt ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Patrick J. Holt ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Patrick J. Holt ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Patrick J. Holt ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Patrick J. Holt ($)	Total - Inclusion of Equity Values for Patrick J. Holt ($)
2023	1,847,250	—	—	—	—	—	1,847,250

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	446,046	(21,616)	—	54,955	—	—	479,385

4.
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.
We determined Cash Preservation to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. Cash Preservation is a financial measure that reflects the actual amount of net cash outflow from our operating activities relative to our operating plan target. Cash Preservation of 100% indicates net cash outflow from operating activities equal to operating plan target; figures above 100% indicate that net cash outflow from operating activities was lower than operating plan target. Cash Preservation is one of the measures used in determining the extent to which the corporate performance goals for the 2023 annual bonus incentive were achieved. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, and the Nasdaq Biotechnology Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
20
15
10
5
0
-5
-10
-15
-20
TSR (FYE 2019 Indexed to $100)
$140
$120
$100
$80
$60
$40
$20
$0
126.42
126.45
113.65
118.87
22.81
15.72
5.64
4.06
-19.6
-4.9
-0.2
3.5
1.5
1.2
0.2
-0.9
1.8
2.2
1.2
2019
2020
2021
2022
2023
Fiscal Year
Patrick Holt Compensation Actually Paid
Aaron D. Berg Compensation Actually Paid
Karim Mikhail Compensation Actually Paid
John F. Thero Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Amarin Corporation plc TSR
NASDAQ Biotechnology Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Cash Preservation

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Cash Preservation during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Cash Preservation
Compensation Actually Paid ($ Millions)
5
0
-5
-10
-15
-20
-25
Cash Preservation
250%
125%
0%
128.0%
140.0%
115.0%
217.9%
-19.6
-4.9
-0.2
3.5
1.5
1.2
0.2
-0.9
1.8
2.2
1.2
2019
2020
2021
2022
2023
Fiscal Year
Patrick Holt Compensation Actually Paid
Aaron D. Berg Compensation Actually Paid
Karim Mikhail Compensation Actually Paid
John F. Thero Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Cash Preservation

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Annual Revenues (U.S.) Annual Revenues (Europe) Cash Preservation

DIRECTOR COMPENSATION

Non-Employee Director Compensation

We have maintained a non-employee director compensation program since 2012, which we have amended from time to time. The non-employee director compensation program applicable to 2023 compensation was intended to approximate the 50th percentile of non-employee director compensation within the Company’s 2023 Peer Group. When the Remuneration Committee was reconstituted in March 2023, the new members worked with Aon to revise the vesting and mix of, and to reduce the size of, the initial and annual equity grants provided for in the non-employee director compensation program, which revisions are described below. In January 2024, in light of the new peer group for the 2024 compensation cycle, the Remuneration Committee further revised the vesting and reduced the size of the initial and annual equity grants provided for in the non-employee director compensation program to more closely align with the 50th percentile of the 2024 peer group. Because the Directors viewed the size of the initial and annual equity awards under the non-employee director compensation program in place at the time of their elections to be excessive, the Directors declined to accept the initial equity grants under the then-current policy when each was initially appointed to the Board, and the new members were instead granted the revised initial equity awards, and revised annual equity awards, under the revised non-employee director compensation program, which was approved by the Board in May 2023. The directors will receive their 2024 annual awards under the further revised non-employee director compensation program, which was approved by the Board in February 2024.

2023 Non-Employee Director Compensation

A summary of the non-employee director compensation arrangements for fiscal year 2023 is set forth below.

Retainer ($)
Annual Board Retainer Fee:
Non-Executive Chairman	95,000
All non-employee directors	62,500
Annual Chairman Retainer Fees:*
Audit Committee Chairman	25,000
Remuneration Committee Chairman	20,000
Nominating and Corporate Governance Committee Chairman	11,000
Annual Committee Member Retainer Fees:*
Audit Committee	12,000
Remuneration Committee	10,000
Nominating and Corporate Governance Committee	5,000

*These fees are in addition to the Annual Board Retainer Fee, as applicable.

The annual retainers are paid in equal installments in arrears within 30 days of the end of each calendar quarter, or upon the earlier resignation or removal of the non-employee director. For non-employee directors who join the Board during the calendar year, annual retainers are prorated based on the number of calendar days served by such director in the calendar year.

Non-employee directors are given an annual election option, which option is to be exercised within 10 calendar days of the end of each quarter, of receiving their annual retainers in the form of either (i) cash or (ii) unregistered non-ADS Ordinary Shares, with any such issuances to be priced at the greater of (a) the closing price of the Company’s ADSs on Nasdaq on the date which is 10 calendar days after the end of each quarter or (b) £0.50 per share (i.e., par value per Ordinary Share).

As described above, the Remuneration Committee undertook a review of non-employee director compensation and, in May 2023 approved a new non-employee director compensation policy that reduced the size of the initial and annual equity grants for non-employee directors and adjusted the mix of options and restricted stock units such that options represent a larger portion of the equity retainers, and further reduced the size and vesting of these awards in January 2024. The cash retainers for non-employee directors remained the same as the 2023 cash retainers.

Under the policy as revised in May 2023, upon their initial appointment to the Board, non-employee directors received equity awards with a grant date fair value of $425,000, split in value between option awards and restricted stock units 75%/25%, which vest in equal annual installments over three years, as compared to the prior initial awards, which had a value of $540,000, split equally between options and restricted stock units, with the options vesting after one year and the restricted stock units vesting annually over three years. The grant date for such awards is date of initial appointment and the exercise price of any option award is equal to the closing market price on Nasdaq of the ADSs representing the Company’s Ordinary Shares on such date. The restricted stock unit awards are subject to deferred settlement upon the director's separation of service with the Company.

As further revised in February 2024, any new directors will receive an equity award with a grant date fair value of $262,500 with the same 75%/25% split between options and restricted stock units but with options vesting one-third on the first anniversary of the date of grant and vesting in equal quarterly installments for the two years thereafter, and restricted stock units vesting annually over three years (and without deferred settlement).

In addition, under the policy as revised in May 2023, for so long as the non-employee director remained on the Board, the non-employee director received annual equity awards with a grant date fair value of $250,000, split in value between option awards and restricted stock units 75%/25%, which vest in full upon the earlier of the one-year anniversary of the date of grant or the annual general meeting of shareholders in such anniversary year, as compared to the prior annual grants, which had a value of $360,000, split equally between options and restricted stock units, with the options vesting after one year and the restricted stock units vesting annually over three years (and subject to deferred settlement upon the director's separation of service with the Company).

As further revised in February 2024, for so long as the non-employee director remains on the Board, he or she will receive an equity award with a grant date fair value of $175,000 with the same 75%/25% split between options and restricted stock units, but with options vesting one-third on the first anniversary of the date of grant and vesting in equal quarterly installments for the two years thereafter, and restricted stock units vesting annually over three years (and without deferred settlement).

The policy as revised in May 2023 also provides that a Non-Executive Chairman of the Board who continues on the Board following the Company’s annual general meeting of shareholders (and who was not first elected to the Board at such meeting) is eligible to receive an annual equity award with a grant date fair value of $20,000, split in value between option awards and restricted stock units 75%/25%. Such awards have a grant date, vesting schedule and exercise price identical to other annual equity awards. Under the policy as revised in February 2024, the additional annual equity award for the Non-Executive Chairman was eliminated.

All equity awards are made pursuant to the terms of the Company’s 2020 Stock Incentive Plan, as amended and in effect from time to time. In the event of a change of control (as defined in the 2020 Plan), all equity awards held by non-employee directors shall immediately become fully vested.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following table shows the compensation for each person who served as a non-employee member of our Board during the year ended December 31, 2023.

We do not provide separate compensation to our directors who are also our employees. The compensation paid to Karim Mikhail, our former President and Chief Executive Officer, and Patrick Holt, our current President and Chief Executive Officer, for fiscal year 2023, is set forth in “Executive Compensation Discussion and Analysis.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(3) ($)	Option Awards(2)(3) ($)	Total ($)
Adam Berger (4)	12,944	-	-	12,944
Patrice Bonfiglio	39,619	168,750	418,496	626,865
Paul Cohen	35,813	168,750	418,496	623,059
Mark Dipaolo	35,813	168,750	418,496	623,059
Erin Enright (4)	15,556	-	-	15,556
Geraldine Murphy (4)	11,944	-	-	11,944
Keith Horn	44,842	168,750	418,496	632,088
Odysseas Kostas	45,765	173,750	430,896	650,411
Oliver O'Connor	24,601	168,750	418,496	611,847
Per Wold-Olsen (4)	18,847	-	-	18,847
Kristine Peterson (4)	14,133	-	-	14,133
Louis Sterling III	42,106	168,750	418,496	629,352
Murray Stewart (4)	9,722	-	-	9,722
Diane Sullivan	43,585	168,750	418,496	630,831
Jan van Heek (4)	15,022	-	-	15,022
Alfonso Zulueta (4)	12,889	-	-	12,889

(1)
The value of the stock awards reflects the aggregate grant date fair value, calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures related to service-based vesting. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2023 Annual Report on Form 10-K.
(2)
The value of the option awards reflects the aggregate grant date fair value, calculated in accordance with FASB ASC 718 using the Black-Scholes option-pricing model, excluding the effect of estimated forfeitures related to service-based vesting. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K.
(3)
The following table shows the amount of unexercised stock options, unvested restricted stock unit awards and vested restricted stock unit awards subject to deferred delivery held by the non-employee members of the Board as of December 31, 2023:
(4)
Mr. Berger, Ms. Enright, Ms. Murphy, Mr. Wold-Olsen, Ms. Peterson and Mr. Zulueta resigned as directors of the Company, effective March 2023.

Name	Shares Underlying Unexercised Unvested Stock Options	Shares Underlying Unexercised Vested Stock Options	Shares Underlying Unvested Stock Awards	Shares Underlying Vested but Deferred Stock Awards
Patrice Bonfiglio	452,009	-	150,670	-
Paul Cohen	452,009	-	150,670	-
Mark Dipaolo	452,009	-	150,670	-
Keith Horn	452,009	-	150,670	-
Odysseas Kostas	465,402	-	155,134	-
Oliver O'Connor	452,009	-	150,670	-
Louis Sterling III	452,009	-	150,670	-
Diane Sullivan	452,009	-	150,670	-

Director Stock Ownership Guidelines

In March 2013, our Board established Stock Ownership Guidelines for its non-employee directors. The guidelines require that each non-employee director maintain an equity interest in the Company at least equal to three times the amount of such director’s annual cash retainer. Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares owned (including shares purchased on the open market or acquired upon the exercise of stock options or settlement of restricted stock units) or issuable upon the settlement of deferred stock units (whether vested or unvested). The calculation of an individual’s equity interest, however, does not include the value of unexercised stock options (whether or not vested), unvested restricted stock, and unvested restricted stock units. Non-employee directors have five years from the date of the commencement of their appointment as a director to attain these ownership levels. If a non-employee director does not meet the applicable guideline by the end of the five-year period, the director is required to hold a minimum of 50% to 100% of the shares received upon the exercise or settlement of any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any director on whom this requirement could impose a financial hardship. Each of the Company’s non-employee directors has until 2028 to attain the required ownership level, given that they were elected as directors in 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC, and the Board has determined that Audit Committee members Mr. Horn and Ms. Bonfiglio each meets the definition of “audit committee financial expert,” as defined in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 2-07, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the PCAOB.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans, and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting, and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the Audit Committee of the Board of Directors,

Keith L. Horn (Chairman effective March 2023)

Patrice Bonfiglio (member effective March 2023)

Louis Sterling III (member effective March 2023)

Diane E. Sullivan (member effective March 2023)

PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals intended to be included in the 2025 Annual General Meeting proxy materials must be received by the Secretary at Iconic Offices, The Greenway, Block C Ardilaun Court 112-114 St Stephens Green, Dublin 2, Ireland or by email at annual.general.meeting@amarincorp.com no later than [●], 2025, or otherwise as permitted by applicable law; provided, however, that if the 2025 Annual General Meeting date is advanced or delayed by more than 30 days from the anniversary date of the 2024 Annual General Meeting, then shareholders must submit proposals within a reasonable time before the Company begins to print and send its proxy materials. Proposals received after this timeframe will not be included in the Company’s proxy materials for the 2025 Annual General Meeting. The form and substance of these proposals must satisfy the requirements established by the Company’s Articles, the Nominating and Corporate Governance Committee charter and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

The Company is registered in England & Wales and therefore subject to the Companies Act, which, together with our Articles of Association and the applicable rules and regulations of the SEC, governs the processes for shareholder proposals at the 2025 Annual Meeting. Under Section 338 of the Companies Act, in order for a shareholder proposal to be included in a notice of an annual general meeting, such proposal must have been requisitioned either by shareholders representing at least 5% of the voting rights of all members having a right to vote on such proposal at the annual general meeting or by at least 100 shareholders who have a right to vote on such proposal at the relevant annual general meeting and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100. Such proposal must have been signed or otherwise authenticated by all requisitionists and submitted to the Company not later than (1) six weeks before the annual general meeting to which the requests relate, or (2) if later, the time at which notice of that meeting is given by the Company.

Additionally, shareholders who intend to nominate a director to be elected at the annual general meeting must provide the Secretary of the Company with written notice of such nomination between seven and 42 clear days prior to the date of such meeting, together with a written notice signed by the director nominee regarding his or her willingness to be elected. Any shareholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Corporate Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual general meeting, must also provide the Secretary of the Company with the following information between seven and 42 clear days prior to the date of such meeting: the name and address of the shareholder seeking to recommend a director candidate; a representation that the shareholder is a record holder of the Company’s securities (or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act); the name, age, business and residential address, educational background, and current principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the shareholder and the proposed director candidate; the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual general meeting and to serve as a director if elected at such annual general meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules, if then required.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than [●], 2025.

DELIVERY OF PROXY MATERIALS

Our Annual Report to Shareholders for the fiscal year ended December 31, 2023, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov.

The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and the Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold Ordinary Shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company’s investor relations department at Amarin Corporation plc, c/o Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, New Jersey 08807 or by telephone at (908) 719-1315. If you hold Ordinary Shares in the form of ADSs through the Depositary or hold Ordinary Shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH ORDINARY SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY.

PRELIMINARY COPY, SUBJECT TO COMPLETION

PROXY FORM

AMARIN CORPORATION PLC

For use at the Annual General Meeting to be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort

Terrace, Dublin 2, D02 T380, Ireland at [9:00 a.m.] on April [●], 2024.

I/We
(Name in full block capitals please)

of

being (a) member(s) of Amarin Corporation plc (the “Company”) hereby appoint the Chairman of the meeting or (see note 6 below)

as my/our proxy to attend, speak and vote for me/us and on my/our behalf as identified by an “X” in the appropriate box below at the Annual General Meeting of the Company to be held at [●] on April [●], 2024 and at any adjournment of the meeting. This form of proxy relates to the resolutions referred to below.

[I/We instruct my/our proxy to vote as follows:]

	Resolutions	For	Against	Abstain (see note 2)	Discretionary (see note 3)

1.	Ordinary resolution to re-elect Mr. Patrick Holt as a director.

2.	Ordinary resolution to re-elect Mr. Louis Sterling III as a director.
3.	Ordinary resolution to re-elect Ms. Patrice Bonfiglio as a director.
4.

Ordinary resolution to hold an advisory (non-binding) vote to approve the compensation of the Company’s “named executive officers” as described in full in the “Executive Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure on pages [●] to [●] of the accompanying Proxy Statement.

5.

Ordinary resolution to appoint Ernst & Young LLP as auditors of the Company to hold office until the conclusion of the next general meeting at which annual accounts are laid before the Company and to authorize the Audit Committee of the Board of Directors of the Company to agree the auditors’ remuneration as described in full on pages [●] to [●] of the accompanying Proxy Statement.

6.	Ordinary resolution to adopt and approve the proposed amendment to the Company’s 2020 Stock Incentive Plan as described on pages [●] to [●] of the accompanying Proxy Statement
7.

Special resolution to authorize and approve that, subject to the confirmation of the High Court of Justice in England and Wales, the amount standing to the credit of the share premium account of the Company as at the date of the court hearing be cancelled (the “Reduction of Capital”).

8.

Ordinary resolution to authorize and approve that in accordance with section 694 of the Companies Act 2006, the terms of the share repurchase agreement dated 9 January 2024 and made between the Company and Cantor Fitzgerald & Co (the “Repurchase Agreement”), a copy of which was produced to the meeting and initialed by the Chairman for the purposes for identification, be and is hereby approved and, subject to the passing of Resolution 7 and receiving the confirmation of the High Court of Justice in England and Wales to the Reduction of Capital, the Company be and is hereby authorized to make off-market purchases (as defined in section 693(2) of the Companies Act 2006) of its ordinary shares of 50 pence each in the capital of the Company (“Ordinary Shares”), at such times and at such prices and in such numbers and otherwise on the terms and conditions set out in the Repurchase Agreement and to do all such things as it may deem necessary to carry the same into effect. The authority conferred by this resolution shall expire on the fifth anniversary of the date on which this resolution is passed (except in relation to the purchase of any Ordinary Shares effected or made before the expiry of such authority which will or may be executed wholly or partly after such expiry).

9.

Special resolution to authorize and approve that, with effect from the conclusion of the Annual General Meeting, the amended and restated articles of association of the Company (the “New Articles”) reflecting the proposed amendments to the existing articles of association of the Company as described on page [●] of the accompanying Proxy Statement, produced to the meeting and signed by the Chairman for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.

Lou

Dated
Signature(s)

Notes:

1.
Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any indication, the proxy will exercise his/her discretion as to whether and how he/she votes. The proxy may also vote or abstain from voting as he/she thinks fit on any other business which may properly come before the meeting.
2.
If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.
3.
If you mark the box “discretionary”, the proxy can vote as it chooses or can decide not to vote at all.
4.
The form of proxy should be signed and dated by the member or his attorney duly authorised in writing. If the appointer is a corporation this proxy should be under seal or under the hand of an officer or attorney duly authorised. Any alteration made to the form of proxy should be initialed.
5.
To be valid, this form of proxy, together with a duly signed and dated power of attorney or any other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority) must be signed and dated and lodged at the Company’s registrars at the address below, so as to be received by [9:00 a.m.] on April [●], 2024.
6.
A proxy need not be the Chairman of the meeting. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else to act as your proxy, you may strike out the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint to act as your proxy in the space provided. All amendments to this form must be initialed. If you sign and return this form with no name inserted in the space provided, the Chairman of the meeting will be deemed to be your proxy. A member may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise rights attached to different shares. A proxy need not be a member of the Company but must attend the meeting. Where someone other than the Chairman is appointed as a proxy, the member appointing him/her is responsible for ensuring that they attend the meeting and are aware of his/her voting intentions. If a member wishes his/her proxy to speak on his/her behalf at the meeting, he/she will need to appoint someone other than the Chairman and give his/her instructions directly to them.
7.
In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).
8.
Completion and return of a form of proxy will not preclude a member from attending, speaking and voting at the meeting or any adjournment thereof in person. If a proxy is appointed and the member attends the meeting in person, the proxy appointment will automatically be terminated.

Address for lodgment of Proxies:

Equiniti

Aspect House

Spencer Road

Lancing

West Sussex

United Kingdom

BN99 6DA